                                  LEASE BETWEEN



                      SCIENCE PARK DEVELOPMENT CORPORATION







                                       and







                        GENAISSANCE PHARMACEUTICALS, INC.




DATE:September 15, 1998

                                TABLE OF CONTENTS

ARTICLE NO. DESCRIPTION                                                      PAGE
----------- -----------                                                      ----
     1      LEASED PREMISES....................................................4
     2      TERM...............................................................7
     3      RENT..............................................................15
     4      TAXES.............................................................17
     5      TENANT'S USE OF LEASED PREMISES...................................20
     6      ALTERATIONS.......................................................20
     7      REPAIRS...........................................................23
     8      COMPLIANCE WITH LAWS; INCREASED INSURANCE RATES;
                 ENVIRONMENTAL LAWS...........................................24
     9      FLOOR LOAD; ENGINES, MACHINERY AND EQUIPMENT......................27
     10     TENANT'S OBLIGATIONS TO LANDLORD'S LENDERS........................28
     11     LIMITATIONS ON LANDLORD'S LIABILITY...............................29
     12     TENANT'S OBLIGATION TO PROTECT LANDLORD & LANDLORD'S LENDERS......32
     13     FIRE AND OTHER CASUALTY...........................................33
     14     TAKING BY GOVERNMENTAL AUTHORITY..................................36
     15     TENANT'S RIGHT TO ENCUMBER, ASSIGN, OR SUBLEASE...................36
     16     ACCESS TO LEASED PREMISES.........................................42
     17     DEFAULT AND TERMINATION...........................................42
     18     LANDLORD'S PERFORMANCE ON TENANT'S BEHALF.........................47
     19     TENANT'S QUIET ENJOYMENT OF THE LEASED PREMISES...................48
     20     NO WAIVER BY LANDLORD.............................................48
     21     INABILITY TO PERFORM..............................................48
     22     NOTICES AND OTHER COMMUNICATIONS..................................49
     23     RULES AND REGULATIONS.............................................50
     24     NO SECURITY DEPOSIT...............................................50
     25     INSURANCE.........................................................50
     26     SERVICES PROVIDED BY LANDLORD.....................................52
     27     TELEPHONE SERVICE.................................................53
     28     SIGNS.............................................................53
     29     BROKERAGE.........................................................53
     30     NOTICE OF LEASE...................................................53
     31     SURRENDERING OF LEASED PREMISES...................................54
     32     ADDITIONAL OBLIGATIONS OF TENANT..................................55
     33     TENANT'S WAIVER OF RIGHTS.........................................55
     34     EFFECT OF WRITTEN LEASE AGREEMENT.................................56
     35     INTERPRETATION OF LEASE...........................................57
     36     HVAC SERVICE......................................................57

EXHIBITS          DESCRIPTION
--------          -----------

A-1 and A-2       FLOOR PLAN OF THE LEASED PREMISES

A-3               MECHANICALS' SPACE

A-4               TENANT'S CURRENT SPACE

B-1               LANDLORD'S WORK

B-2               INTERIOR WORK

C                 UTILITIES RIDER

D                 CHEMICALS AND/OR HAZARDOUS MATERIALS

E                 ENGINES, MACHINERY AND EQUIPMENT

F                 RULES AND REGULATIONS

G                 LANDLORD'S CLEANING SPECIFICATIONS

H                 FORM OF NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT
                  AGREEMENT

         This Lease (this "LEASE") is made and entered into as of the 15th day of September, 1998 by and between SCIENCE PARK DEVELOPMENT CORPORATION, a Connecticut corporation having a principal place of business at Five Science Park, New Haven, Connecticut 06511 (herein referred to as "LANDLORD") and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation having a principal place of business at Five Science Park, New Haven, Connecticut 06511 (herein referred to as "TENANT").

                            W I T N E S S E T H:


         Landlord warrants and represents to Tenant that it is a corporation organized and in good standing under the laws of the State of Connecticut and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Tenant warrants and represents to Landlord that it is a corporation organized and in good standing under the laws of the State of Delaware and that it has full right, power and authority to enter into this Lease in the manner hereinafter subscribed. Based upon the foregoing, Landlord hereby Leases to Tenant, and Tenant hereby hires from Landlord, the Leased Premises as hereinafter defined, for the term, rentals, and upon other conditions and covenants as follows:


              ARTICLE 1. LEASED PREMISES

         1.1      LEASED PREMISES.

          (a) Landlord is the owner of the real property located at Science Park, New Haven, Connecticut (the "Property"). The Tenant shall lease from Landlord approximately 20,000 rentable square feet in Building 5 North located on the Property ("BUILDING 5 NORTH"), which leased premises is comprised of (A) the entire second floor of Building 5 North, which consists of approximately 16,000 rentable square feet as shown on the floor plan attached hereto as EXHIBIT A-1, and (B) certain space located at the eastern end of the third floor of Building 5 North, which consists of approximately 4,000 rentable square feet as shown on the floor plan attached hereto as EXHIBIT A-2 (collectively, the "LEASED PREMISES"). Tenant shall have exclusive use of the Leased Premises.

          (b) Tenant shall also have the right, in common with Landlord and other tenants of Building 5 North, to place and keep HVAC equipment used to serve the Leased Premises in the space located on the third (3rd) floor of Building 5 North as shown on the floor plan attached hereto as EXHIBIT A-3 (the "MECHANICALS' SPACE"), at no additional rent.

          (c) Tenant's rights under this Lease shall include, in common with other tenants of the building or buildings within which the Leased Premises may be located from time to time, use of the land and the facilities, accesses, hallways, roadways, sidewalks, and like service and scenic improvements and grounds (with the exception of parking areas), which are intended for the common use of tenants of such building or buildings ("COMMON FACILITIES").

         1.2 PARKING. The rental of the Leased Premises will include the use of up to 80 parking spaces ("TENANT'S PARKING SPACES"), which spaces shall be designated by Landlord after consultation with Tenant and shall be in close proximity to Building 5 North. The Tenant's Parking Spaces shall be made available to Tenant upon the following schedule:

         Upon execution of this Lease              25 spaces
         On January 1, 1999                        35 spaces
         On July 1, 1999                           65 spaces
         On January 1, 2000                        80 spaces

If Tenant's employment levels dictate that the parking spaces need to be made available at a slower or accelerated pace in variance with the schedule described above, Tenant will meet with Landlord to discuss such changes and Landlord will adjust the timing for the allocation of spaces to the extent possible.

During the "Building 5 Renovation Period" (as defined in Section 2.6) Tenant will be given exclusive use of 15 parking spaces on the upper level of Building 5 North adjacent to Tenant's front entrance. These spaces constitute part of the total spaces to be made available to Tenant pursuant to the foregoing schedule. If Landlord's redevelopment plans for the Property call for the area containing the 15 parking spaces to remain as a parking area, then the 15 spaces shall continue to be available for Tenant's exclusive use following completion of construction. Notwithstanding the foregoing, both parties shall work together and negotiate in good faith in an effort to retain the existing entranceway to Building 5 North and Tenant's right to use these 15 parking spaces. In the event that any of Tenant's 15 parking spaces become unavailable due to Landlord's redevelopment plans, Landlord shall make available 15 alternative spaces in proximity to Building 5 North or Building 5 South.

Tenant acknowledges that in addition to Landlord's Work (as used herein, the term "Landlord's Work" shall mean the work described on Exhibit B-1 hereof) to Building 5 North, Landlord will be performing additional demolition and construction work at Science Park with the proceeds of the CHFA Loan (as defined in Section 2.4). Tenant agrees that during the Building 5 Renovation Period and during the period while other demolition work is occurring at Science Park, the parking spaces designated for Tenant's use may from time to time be temporarily relocated by Landlord. Landlord agrees that Tenant's Parking Spaces during any such period of temporary relocation shall be within the confines of Science Park and as close to Building 5 North as reasonably possible and Landlord further agrees to use all reasonable efforts to minimize any inconvenience to Tenant caused by any such temporary relocation.

If Tenant, on more than just an isolated basis, finds that the parking spaces contemplated hereunder are not available for the use of Tenant, Landlord, at its sole cost and expense, in consultation with Tenant, will implement a parking management program for all parking serving the Property, which may include, at Landlord's option, signage, stickers and/or security patrol, to ensure that parking spaces are reserved for the use of Tenant pursuant to the terms and conditions of this Lease.

Additional spaces, if requested by Tenant and available given the overall parking requirements of the Property, will be billed to Tenant at Landlord's prevailing rate. Tenant's use of the spaces shall be subject to the reasonable rules and regulations of Landlord, as the same may be adopted or amended from time to time. Except as otherwise provided herein, Tenant shall have no right to use any other parking spaces. If Tenant exercises its option for the ROFR Space (as defined in Section 1.3A hereof) or the Additional Space (as defined in Section 1.3B hereof), Landlord shall provide Tenant additional parking at the rate of four (4) parking spaces per one thousand (1,000) square feet of space leased by Tenant at Landlord's then prevailing charge for parking. Parking on the Property by Tenant, its employees, guests and invitees shall be at Tenant's risk.

         1.3 OPTIONS TO LEASE ADDITIONAL SPACE.

         A. BUILDING 4. Tenant will have a one-time option to lease that certain space in Building 4 of Science Park now leased by Landlord to Vion Pharmaceuticals, Inc. ("ROFR SPACE") commencing on the expiration (May 30, 2001) or earlier termination for any reason of the lease for such space between Landlord and Vion Pharmaceuticals, Inc. (successor-in-interest to OncoRx, Inc.) dated June 14, 1995, and amended October 31, 1996. If Tenant exercises said option in a timely manner, the ROFR Space shall become a part of the Leased Premises and be leased on all the same terms and conditions as the original Leased Premises for the balance of the Term, or any extension thereof, except that Base Rent (as hereinafter defined) for the ROFR Space shall be payable on the number of rentable square feet in the ROFR Space at the rate per square foot set forth in Section 3.1 as the Base Rent per square foot for the original Leased Premises. In addition, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro-Rata Share of Taxes assessed on Building 4 in accordance with the provisions of Article 4 hereof. Landlord will notify Tenant of the availability of the ROFR Space promptly after becoming aware that such ROFR Space will be available for lease. In order to exercise its option to lease the ROFR Space, Tenant must notify Landlord in writing within ten (10) business days after Tenant's receipt of written notice from Landlord of the availability thereof. If Tenant fails to so exercise said option in a timely manner, Landlord shall be free to lease said space for a term or terms and for a rental or rentals and upon such other terms as Landlord in its sole discretion determines.

         B. BUILDING 5 NORTH. Tenant will have the option to lease any available space in Building 5 North that is either 2,000 square feet or larger or contiguous to the Leased Premises, in either case, as such space becomes available ("ADDITIONAL SPACE") on all the same terms and conditions as the original Leased Premises for the balance of the Term, or any extension thereof, except that Base Rent for the Additional Space shall be payable on the number of rentable square feet in the Additional Space at the rate per square foot set forth in Section 3.1 as the Base Rent per square foot for the original Leased Premises, and Tenant's Pro-Rata Share of Taxes under Article 4 shall be adjusted to reflect the increase in the square footage of the Leased Premises. Landlord will notify Tenant in writing of the availability of each piece of Additional Space promptly after becoming aware that such Additional Space will be available for lease. In order to exercise said option to lease Additional Space, Tenant must notify Landlord in writing within ten (10) business days after Tenant's receipt of written notice from Landlord of the availability thereof. If Tenant fails to so exercise said option in a timely manner, Landlord shall be free to lease said space for a term or terms and for a rental or rentals and upon such other terms as Landlord in its sole discretion determines.


                             ARTICLE 2. TERM

         2.1 TERM; COMMENCEMENT DATE. The term of this Lease (the "TERM") shall commence in stages with respect to portions of the Leased Premises as Landlord delivers to Tenant exclusive possession thereof. The Term shall commence with respect to the space currently occupied by Tenant as shown on the floor plan attached hereto as Exhibit A-4 ("TENANT'S CURRENT SPACE") and that portion of the Leased Premises that is vacant as of the date of this Lease first written above (the "LEASE EXECUTION DATE") and Landlord agrees to deliver to Tenant, and Tenant agrees to accept, exclusive possession thereof on said date. Landlord further agrees to use its best efforts to remove as soon as possible all other tenants from those portions of the Leased Premises that are occupied by tenants as of the Lease Execution Date. As soon as a tenant is so removed and all of its personal property has been removed, Landlord will deliver notice to Tenant and exclusive possession of that portion of the Leased Premises previously occupied by such tenant, Tenant shall accept the same and the Term of this Lease shall commence with respect to such space (the date on which the Term commences with respect to any portion of the Leased Premises is herein referred to as the "LEASE COMMENCEMENT DATE"). Notwithstanding the foregoing, Landlord, at its expense, shall promptly repair any damage caused by such other tenants in vacating the Leased Premises. Unless sooner cancelled or terminated or extended in accordance with the terms of this Lease, the Term will expire with respect to the entire Leased Premises on the fifth anniversary of the "Rent Commencement Date" (as such term is defined in Section 2.3A). The last day of the Term, as the same may be extended pursuant to the terms of the Lease, is herein referred to as the "EXPIRATION DATE"). For purposes of interpreting the expiration date of the existing Lease dated 12/21/92 from Landlord to Bios Laboratories, Inc., as amended (the "BIOS LABS LEASE"), the expiration date shall be the Lease Execution Date hereof. Notwithstanding anything to the contrary contained herein, Tenant shall continue to pay to Landlord following the Lease Execution Date and until the earlier of the Rent Commencement Date or the earlier termination of this Lease pursuant to the terms hereof, an amount for use and occupancy of Tenant's Current Space, which amount shall be equal to the rent and additional rent payable under the terms of the Bios Labs Lease immediately prior to the Lease Execution Date.

         2.2 OPTIONS TO EXTEND TERM. Subject to the terms and conditions hereinafter provided, Tenant shall have the option to extend the Term ("EXTENSION OPTION"), exercisable as hereinafter provided, for two successive extension terms of five years each, each such extension term ("EXTENSION TERM") upon all of the terms, covenants and conditions set forth in this Lease, except that after expiration of the second Extension Term, Tenant shall have no further right to extend the Term. Tenant shall have the right to an extension option only so long as this Lease shall be in full force and effect, and no default, or event which but for the passage of time or the giving of notice, or both, would constitute a default has occurred and is continuing and that in the case of the second Extension Option, Tenant shall have exercised the first Extension Option. The Base Rent for each Lease Year or portion thereof during any Extension Term shall be that amount specified in Section 3.1C. Tenant shall exercise its right to an Extension Term by giving Landlord notice of its election to do so not less than six (6) months prior to the expiration of the Term in effect immediately prior to such Extension Term and, upon the giving of such notice, this Lease shall be deemed to be extended for the period of the relevant Extension Term without the execution of any further lease or instrument.

         2.3   RENT COMMENCEMENT DATE AND LEASE YEAR.

          A. Subject to Sections 2.3B. and 2.3C., as used herein, the term "RENT COMMENCEMENT DATE" shall mean 105 days after the last to occur of: (i) the closing and initial funding of the CII Loan (as defined in Section 2.5), (ii) the issuance of a building permit for Tenant's Work (as defined in Section 2.7(a)), and (iii) the occurrence of the Lease Commencement Date with respect to the entire Leased Premises. Occurrence of the Rent Commencement Date shall be subject to satisfaction of the contingencies set forth in Section 2.5 hereof.

          B. In the event that the performance of, or a delay in the performance of, the Interior Work (as used herein, the term "INTERIOR WORK" shall mean that portion of the Landlord's Work described on Exhibit B-2) delays the progress of the Tenant's Work, the Rent Commencement Date shall be extended by one day for each such day of delay.

          C. The Rent Commencement Date shall be extended by one day for each day that Tenant is delayed in completing Tenant's Work due to reasons beyond Tenant's reasonable control.

         2.4   CHFA LOAN; LANDLORD'S WORK

A. Landlord represents to Tenant that as of the date hereof, Landlord and The Connecticut Housing Finance Authority ("CHFA") are negotiating the terms of a loan commitment letter, pursuant to which CHFA will agree to lend Landlord up to $14,000,000 upon and subject to the terms, covenants and conditions thereof ("CHFA LOAN"). Subject to closing and funding of that portion of the CHFA Loan that is intended to fund the demolition of Building 5 South, Landlord agrees to demolish Building 5 South. Subject to closing and funding of that portion of the CHFA Loan that is intended to fund Landlord's Work, Landlord agrees to use approximately $1,600,000 of the proceeds of the CHFA Loan to perform Landlord's Work. The final amount approved by CHFA for the funding of Landlord's Work and the demolition of Building 5 South is herein referred to as the "BUILDING 5 NORTH LOAN".

B. Subject to closing and initial funding of the Building 5 North Loan occurring on or before September 30, 1998, Landlord shall use its best efforts to substantially complete Landlord's Work by December 31, 1999 ("COMPLETION DATE"). Notwithstanding the foregoing, in the event that all of Landlord's Work (other than the Exterior Work, as such term is defined in Exhibit B-1) is not substantially complete by the Completion Date, Tenant shall be entitled, as its sole and exclusive remedy, to a pro rata reduction in Base Rent for any period after the Completion Date that all of the Landlord's Work (other than the Exterior Work) is not substantially complete, such rent reduction to be determined by a mutually-agreed upon commercial real estate broker with ten
     (10) years of experience in New Haven. If Landlord's Work is substantially completed after the Completion Date, Base Rent payable hereunder shall be reinstated to the level set forth in Section 3.1A effective as of the date of substantial completion of Landlord's Work is achieved. Substantial completion of the Landlord's Work (including the Interior Work but excluding the Exterior Work) shall be evidenced by issuance of a certificate of occupancy. Landlord and Tenant shall each use their best efforts to collectively cause Fusco Corporation and Svigals Associates to coordinate the Interior Work with the Tenant's Work (as defined in Section
     2.7 hereof) in order not to delay completion of the Tenant's Work.

C. Subject to receiving funding to perform the same, Landlord shall use its best efforts to substantially complete all of the Interior Work by the Rent Commencement Date. In addition, Landlord represents that all electrical, mechanical, plumbing and other building systems serving the Leased Premises will be in working order on the Rent Commencement Date.

D. (i) Provided that Landlord shall receive funding from CHFA or Tenant to complete the Interior Work, it shall be Landlord's obligation to perform the Interior Work. At any time prior to Landlord's closing on the CHFA Loan, Tenant may elect to fund the Interior Work by giving Landlord written notice. Upon receipt of such notice, Landlord shall release its contractor to proceed with the Interior Work, including, without limitation, obtaining all necessary building permits for the Interior Work. Landlord shall remain responsible for completion of the Interior Work and shall reimburse Tenant for interest on all sums advanced by Tenant at seven and one-half percent (7 1/2%) per annum from the date of advance until the date of reimbursement.

     (ii) Landlord shall cause Landlord's construction manager to price the Interior Work separately and deliver a schedule to Landlord and Tenant for its completion. Landlord shall cause the parties' architect (Svigals Associates) to clearly delineate the Interior Work on all plans and drawings.

     (iii) If Tenant elects to fund the Interior Work in accordance with the provisions of Section 2.4D(i) above, then if the Building 5 North Loan closes prior to Tenant's funding of the Interior Work, then the cost of the Interior Work shall be paid for out of the proceeds of the Building Five North Loan; if the Building 5 North Loan closes subsequent to Tenant's funding of the Interior Work but before the Rent Commencement Date, then Tenant shall be reimbursed from the first disbursement of proceeds from the Building 5 North Loan at the time of such disbursement for the monies plus interest as aforesaid provided by Tenant to fund the Interior Work. If the Building 5 North Loan has not been funded by the Rent Commencement Date for any reason, Tenant shall receive a credit against the first Base Rent due hereunder equal to the funds advanced by Tenant for completing the Interior Work, plus interest as aforesaid.

E. If Landlord has performed and completed work to the exterior of Building 5 North, but, in Tenant's opinion, the exterior of Building 5 North does not have a look comparable in quality to Building 4 after the Completion Date, then Tenant shall so notify Landlord in writing on or before January 31, 2000 and, notwithstanding anything to the contrary contained in this Lease, Tenant's sole and exclusive remedy for such alleged breach by Landlord of its obligation to perform the Exterior Work shall be as set forth in this Subsection 2.4E and Subsection 2.4G. Within thirty (30) days after the giving of such notice, Landlord and Tenant shall engage an independent architect who is mutually acceptable to Landlord and Tenant and who has not previously been engaged by either of them. Within thirty (30) days after the Architect's selection, the architect shall render his opinion in writing to Landlord and Tenant as to whether the exterior of Building 5 North has a look comparable in quality to Building 4, which opinion (subject to the provisions of Subsection 2.4H) shall be final and binding upon Landlord and Tenant. If it is the architect's opinion that the exterior of Building 5 North has a look comparable in quality to Building 4, then Tenant shall be solely responsible for paying all fees and expenses of the architect, Tenant shall indemnify and hold harmless Landlord from and against any claim by the architect for fees and expenses, Landlord shall be deemed for all purposes to have met its obligations to perform the Exterior Work, and Tenant shall assert no further claim against Landlord with respect thereto. If it is the architect's opinion that the exterior of Building 5 North does not have a look comparable in quality to Building 4, then Landlord shall be solely responsible for paying all fees and expenses of the architect, Landlord shall indemnify and hold harmless Tenant from and against any claim by the architect for fees and expenses, and Landlord shall be deemed for all purposes not to have met its obligations to perform the Exterior Work,

F. If Landlord has performed no work to the exterior of Building 5 North by the Completion Date, then, notwithstanding anything to the contrary contained in this Lease, Tenant's sole and exclusive remedy for such breach by Landlord of its obligation to perform the Exterior Work shall be as set forth in Subsection 2.4G.

G. If it is the opinion of the architect selected under Subsection 2.4E that the exterior of Building 5 North does not have a look comparable in quality to Building 4, or if Landlord has performed no work to the exterior of Building

     5 North by the Completion Date, then in either event Tenant shall be entitled, as its sole and exclusive remedy, to a pro rata reduction in the Base Rent applicable to Lease Years 3 through 10 for any period that the Exterior Work is not substantially complete. The amount of such rent reduction shall be the difference between the fair market rental value of the Leased Premises with the Exterior Work performed and the fair market rental value of the Leased Premises without the Exterior Work performed, which difference shall be determined by a commercial real estate broker with ten (10) years of experience in New Haven mutually selected by Landlord and Tenant; provided, however, that in no event, shall the Base Rent in Lease Year 3 be reduced to below $12.20/RSF nor shall the Base Rent in Lease Years 4 or 5 be reduced below $13.05/RSF. Subject to the limitation set forth in the immediately preceding sentence, the decision of the broker shall be final and binding upon Landlord and Tenant. Landlord shall be solely responsible for paying all fees and expenses of the broker for calculating the amount of the reduction in Base Rent and Landlord shall indemnify and hold harmless Tenant from and against any claim by the broker for such fees and expenses.

H. If Landlord performs the Exterior Work after the broker has made his determination under Subsection 2.4G, Landlord may elect to have the architect selected by Landlord and Tenant under Subsection 2.4E render a second opinion in writing to Landlord and Tenant as to whether the exterior of Building 5 North, following such work, has a look comparable in quality to Building 4, which opinion shall be final and binding upon Landlord and Tenant. If the architect determines the exterior of Building 5 North, following such work, has a look comparable in quality to Building 4, then upon the rendition of such opinion by the architect the Base Rent payable hereunder shall be reinstated to the level set forth in Section 3.1 effective as of the date in the opinion of the architect the exterior of Building 5 North attained a look comparable in quality to Building 4. Landlord shall be solely responsible for paying all fees and expenses of the architect for services performed under this Subsection 2.4H, and Landlord shall indemnify and hold harmless Tenant from and against any claim by the architect for such fees and expenses.


     2.5  CII LOAN; OBLIGATIONS CONTINGENT ON LOAN CLOSINGS.

     (a) All of Tenant's obligations under this Lease shall be contingent upon the closing and initial funding of a loan from Connecticut Innovations, Inc. ("CII") to Tenant in the original principal amount of approximately $950,000 (the "CII LOAN") (the Building 5 North Loan and the CII Loan are herein referred to collectively as the "LOANS"). If for any reason the CII Loan has not closed with initial funding on or before September 30, 1998, then provided that Tenant has not theretofor notified Landlord of its election to fund the Interior Work, Tenant may elect to terminate this Lease by giving written notice of termination to Landlord on or before October 10, 1998. Upon the giving of such notice, this Lease shall be deemed automatically terminated as of the date of the notice and neither party shall have any further rights or obligations hereunder.

     (b) Landlord's obligation to perform Landlord's Work, other than the Interior Work, shall be contingent upon the closing and full funding of the Building 5 North Loan.

     (c) Landlord agrees to promptly notify Tenant of the closing and initial funding of the Building 5 North Loan or the failure to close and fund the same on or before October 31, 1998. Tenant agrees to promptly notify Landlord of the closing and initial funding of the CII Loan or the failure to close and fund the same on or before September 30, 1998.

     (d) If neither of the Loans has closed by January 1, 1999 and Tenant has not theretofore notified Landlord of its election to fund the Interior Work, then either Landlord or Tenant may elect to terminate this Lease by giving written notice to the other on or before January 31, 1999, in which event this Lease shall terminate effective July 1, 1999 and Tenant shall vacate Science Park not later than July 1, 1999. In no event shall Landlord or Tenant be liable to the other party for damages if, for any reason either or both of the Loans do not close or are delayed in closing.

     (e) Following the closing of the CII Loan and so long as the CII Loan remains outstanding, Tenant shall not exercise any right it may otherwise have pursuant to any provision of this Lease to cancel or terminate this Lease without first obtaining and delivering to Landlord the written consent of CII to such cancellation or termination. The preceding sentence shall not be interpreted to imply that Tenant has the right to terminate or cancel this Lease and Tenant shall only have such right if. and then only to the extent that, such right may be expressly granted in this Lease.

     2.6 During the performance of Landlord's Work and any other work by Landlord in and around Building 5 North and Building 5 South (which period of time is herein referred to as the "BUILDING 5 RENOVATION PERIOD"), Landlord agrees to cause Landlord's contractors to take commercially reasonable steps to avoid any material disruption to Tenant's use and occupancy of the Leased Premises for its business and laboratory purposes caused by the performance of either Landlord's

Work or any other work by Landlord in and around Building 5 North and Building 5 South (collectively, the "BUILDING 5 IMPROVEMENTS"). Tenant acknowledges and agrees that the performance of Landlord's Work , and the activities and noise associated therewith, will likely cause a certain degree of inconvenience to Tenant. In order to avoid any material disruption to Tenant's use and occupancy of the Leased Premises for its business and laboratory purposes, Landlord agrees to consult with Tenant's architect (Svigals Associates) in the preparation of all demolition, repair and remodeling specifications concerning Building 5 North and Building 5 South. If Landlord elects to demolish Building 5 South, Landlord hereby agrees, at its expense, to cause its contractors to take commercially reasonable precautions to protect the Leased Premises from undue vibration and dust. If during the Building Five Renovation Period, Tenant is denied reasonable access to the Leased Premises or Tenant is unable to conduct its business on the Leased Premises, in either case due to the activities of Landlord's contractors performing Building 5 Improvements, for a period of THREE (3) consecutive business days, then, in such event, Tenant shall receive, as Tenant's sole remedy, an abatement in Base Rent of one day for each day beyond said THREE
(3)-DAY period that Tenant continues to be denied reasonable access to the Premises or is unable to conduct its business on the Premises. Landlord also covenants that to the extent practicable the bathrooms on the second floor of Building 5 North will continue to be available to Tenant during the Building Five Renovation Period and that the same will be available to Tenant during the Term and any extension thereof following the Building Five Renovation Period. Tenant acknowledges and agrees that if the bathrooms on the second floor of Building Five North are temporarily unavailable during Building Five Renovation Period, Tenant may from time to time be required to use the bathrooms on the second floor of Building 5 South and Landlord agrees to supply the same.

     2.7 TENANT'S WORK.

     (A) Tenant, at Tenant's expense, agrees to make improvements to the Leased Premises ("TENANT'S WORK") pursuant to plans and specifications ("TENANT'S PLANS") approved by Landlord. Tenant shall submit Tenant's Plans to Landlord for its approval, which approval shall not be unreasonably withheld. Landlord shall have 10 business days (for purposes of this Lease, a business day is defined as any day except a Saturday, Sunday, Federal or State of Connecticut holiday) to approve or reject with comments Tenant's Plans, or such Tenant's Plans shall be deemed approved. Landlord shall have 10 business days to approve or reject with comments revisions to Tenant's Plans, or such Tenant's Plans shall be deemed approved.

     (B) Tenant shall apply for a building permit for Tenant's Work not later than 5 days after the last to occur of (A) the closing and initial funding of the CII Loan, and (B) the first to occur of either (i) the closing and initial funding of the Building 5 North Loan, or (ii) Tenant's election to fund the Interior Work. Upon and following the date hereof until the occurrence of the Lease Commencement Date, Tenant and its agents shall be allowed reasonable access to the Leased Premises to plan for Tenant's Work and for conducting pre-construction activities. Tenant shall proceed with due diligence to perform Tenant's Work upon and during the performance of the Interior Work and upon the issuance of a building permit for Tenant's Work.

     2.8  "AS IS" CONDITION; NO REPRESENTATIONS BY LANDLORD.

     (a) Subject to the provisions of Section 2.1 hereof, Landlord shall tender Tenant possession of the Leased Premises in its then "as is" condition and Tenant agrees to accept possession of the Leased Premises in its then "as is" condition, subject to completion of the Landlord's Work or to Tenant's sole and exclusive remedy for Landlord's failure to complete Landlord's Work as set forth in Section 2.4B, 2.4E and 2.4G and subject also to Landlord's continuing obligation to make repairs pursuant to Article 7 hereof.

     (b) Subject to receiving funding necessary to perform Landlord's Work, Landlord hereby agrees to complete the Landlord's Work in a good and workmanlike fashion, otherwise Tenant relies on no warranties or representations, express or implied, of Landlord or any agent or other party associated with Landlord as to its condition or repair, or as to taxes or any other matter relating to the Leased Premises, except as otherwise expressly provided in this Lease.

                                 ARTICLE 3. RENT

     3.1  BASE RENT.

     A. As used herein, the term "LEASE YEAR" shall mean the 12-month period commencing on the Rent Commencement Date and each succeeding 12-month period. During the initial 5-year Term, Tenant shall pay to Landlord a base rent ("BASE RENT") as follows:

LEASE YEAR          BASE RENT/RSF(1)     MONTHLY RENT         ANNUAL RENT
----------------------------------------------------------------------------
              1     $11.40               $19,000.00           $228,000
----------------------------------------------------------------------------
              2     $12.20               $20,333.00           $244,000
----------------------------------------------------------------------------
________________
(1) Base Rent/RSF means Base Rent Per Rentable Square Foot of the Leased
    Premises.


                                       15




----------------------------------------------------------------------------
              3     $13.05               $21,750.00           $261,000
----------------------------------------------------------------------------
             4-5    $16.05               $26,750.00           $321,000
----------------------------------------------------------------------------


B. If the Rent Commencement Date or the Expiration Date shall be other than the first or last day of a calendar month, the Base Rent during the calendar month shall be adjusted to reflect the actual number of days in the Term, as the same may be extended, by multiplying the Base Rent (stated on a monthly basis) by a fraction, the denominator of which shall be the number of days in the calendar month and the numerator of which shall be the actual number of days in the Term that occur during the calendar month.

C. During the first 5-year Extension Term (Lease Years 6 through 10), if any, Tenant shall pay to Landlord a Base Rent equal to the Base Rent payable during the last year of the initial 5-year Term (Lease Year 5) as set forth in Section 3.1A. During the second 5-year Extension Term (Lease Years 11 through 15, if any, Tenant shall pay to Landlord a Base Rent equal to ninety percent (90%) of the then fair market value rent for the Leased Premises as determined by mutual agreement between the parties, or if the parties fail to agree, it shall be determined by arbitration in accordance with the Rules of Commercial Arbitration of the American Arbitration Association then in effect. In the event arbitration is necessary, Landlord and Tenant shall each select one arbitrator, each of whom shall be a commercial real estate broker with at least ten (10) years of experience in the New Haven commercial real estate market. If the two arbitrators are unable to agree on the fair market value rent within fifteen days of their selection, they shall appoint a third arbitrator and the determination of fair market value rent by the third arbitrator so selected shall be final. The decision of the arbitrators shall be binding on the parties. Each party shall pay the fees and expenses of the arbitrator it selects and the fees and expenses of the third arbitrator, if one is necessary, shall be shared equally by the parties.

         3.2 MONTHLY PAYMENTS. Commencing on the Rent Commencement Date, Tenant shall pay Base Rent in equal monthly installments, in advance, on the first day of each month during the Term and any extension thereof.

         3.3 PRO RATA. Base Rent payable for any period of less than a full month shall be pro-rated in the manner provided in Section 3.1.B.

         3.4 UTILITIES. In addition to Base Rent, Tenant shall pay for electricity and gas consumed on the Leased Premises in the manner set forth in the Utilities Rider attached hereto as EXHIBIT C and made a part hereof.

         3.5. ADDITIONAL RENT. In addition to Base Rent, Tenant shall pay to Landlord additional rent ("ADDITIONAL RENT") consisting of all other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as for a default in payment of Base Rent). As used herein, the term "rent" shall mean and refer to Base Rent and Additional Rent.

         3.6 ABSOLUTE OBLIGATION TO PAY; NO SET-OFF. Tenant's obligation to make full and prompt payment of all rent when owed under the terms of this Lease is absolute. Except as herein expressly provided to the contrary, rent shall be paid without set-off, withdrawal or deduction of any nature.

         3.7 PARTIAL PAYMENTS. Any payment of rent which is less than the amount then due and owing to Landlord will be considered a payment against the oldest outstanding rental obligation and Landlord may accept such payment without affecting its rights to collect the balance owed.

         3.8 INTEREST ON LATE PAYMENTS OF RENT OR OTHER AMOUNTS DUE. Any rent or other amount which is owed by Tenant under this Lease and which is not paid within ten (10) days after it is due shall carry interest at an annual rate (the "DEFAULT RATE") equal to the highest rate allowed by law from the date such rent or other amount was due until the date of payment. If there is no limit on the rate of interest allowed by law, such interest shall run at a rate equal to eighteen percent (18%) per annum.


                                ARTICLE 4. TAXES

Tenant further covenants and agrees to pay to Landlord, as Additional Rent, sums computed in accordance with this Article 4:

         4.1. DEFINITIONS. For the purposes of this Article and all other provisions of this Lease:

         (a) The term "BUILDING" shall mean the building containing the Leased Premises. Initially, the Building shall mean Building 5 North. If Tenant exercises its option to add the ROFR Space to the Leased Premises, then the term Building shall also mean Building 4 of Science Park and a separate tax calculation for the ROFR Space shall be computed under this Article 4.

         (b) The term "TAXES" shall mean all real estate taxes, assessments, special assessments, water and sewer rents, governmental levies, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any and every kind or nature whatsoever, which are or may be assessed or imposed upon the Building for real estate tax purposes. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated (including without limitation any tax, excise or fee, measured by or payable with respect to any rents, licenses or other charges received by Landlord and levied against Landlord and/or the Property and/or Building) shall be levied against Landlord and/or the Property and/or the Building in substitution, in whole or in part, or as an addition to or in lieu of any Taxes, then such franchise, income, transit, profit or other tax or governmental imposition shall be deemed to be included within the definition of the term "TAXES" for the purposes hereof, excluding any income, corporate franchise, estate, inheritance, succession, capital stock or transfer tax levied on Landlord. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Property or the Building.

         (c) The term "TAX YEAR" shall mean each twelve (12) month period beginning on July 1 and ending on June 30, any portion of which period occurs during the Term of this Lease or any extension thereof.

         (d) The term "TENANT'S PRO-RATA SHARE" shall mean a fraction, the numerator of which is the total number of rentable square feet in that portion of the Leased Premises contained in the Building from time to time, and the denominator of which is the total number of rentable square feet in the Building containing the Leased Premises. If Tenant exercises its option to add the ROFR Space to the Leased Premises, then Tenant shall pay Tenant's Pro-Rate Share of Taxes assessed or imposed upon Building 4 and Tenant's Pro-Rate Share of Taxes assessed or imposed upon Building 5 North, each of which shall be separately calculated

         4.2 TAX PAYMENT; ENTERPRISE ZONE. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord, as Additional Rent hereunder, an amount (the "TAX PAYMENT") equal to Tenant's Pro-Rata Share of the Taxes for any Tax Year, any part of which shall occur during the Term of this Lease or any extension thereof. A copy of the tax bill of The City of New Haven or other taxing authority imposing Taxes on the Building shall be sufficient evidence of the amount of Taxes. Notwithstanding anything to the contrary contained herein, Tenant shall be entitled to apply for enterprise zone tax treatment with respect to the Tenant's Work and the Landlord's Work and Landlord shall cooperate with Tenant in connection with any such application. All benefits that accrue to Tenant pursuant to the enterprise zone program relating to Taxes together with Tenant's Pro-Rata Share of any tax benefits that accrue to Landlord in connection with funds spent in connection with the performance of Landlord's Work shall reduce the Tax Payments due from Tenant hereunder.

         4.3 ESTIMATED PAYMENTS; SETTLE-UP. Commencing on the Rent Commencement Date, with respect to each Tax Year occurring in whole or in part during the Term of this Lease or any extension thereof, Tenant shall pay to Landlord the Tax Payment, in equal monthly installments during the calendar year in which such Tax Year commences, in the manner hereinafter described. At any time during the calendar year in which a Tax Year commences, Landlord may furnish to Tenant a written estimate (a "TAX ESTIMATE") setting forth Landlord's estimate of the Tax Payment for such Tax Year ("ESTIMATED TAX PAYMENT"). Such estimate shall be determined by Landlord by applying to the most recently announced assessed value of the Building (whether final or otherwise) such tax rate as Landlord shall anticipate is the tax rate to be finally determined for such Tax Year, taking into account the abatement due to accrue to Landlord's and Tenant's benefit on account of the enterprise zone program.. Subject to adjustment as hereinafter provided, Tenant shall pay Landlord on the first day of each month during each calendar year occurring in whole or in part during the Term hereof or any extension thereof, an amount equal to one-twelfth (1/12th) of the Estimated Tax Payment for the Tax Year commencing during such calendar year. If Landlord furnishes a Tax Estimate for the Tax Year subsequent to the commencement of the calendar year in which such Tax Year begins, then (a) until the first day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the next previous Tax Year, (b) promptly after the Tax Estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord during such calendar year was greater or less than the installments of the Estimated Tax Payment to be paid during such calendar year in accordance with the Tax Estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within ten (10) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the Additional Rent payable under this Lease (or refund the same to Tenant if this Lease has terminated), and (c) on the first day of the month following the furnishing to Tenant of the Tax Estimate, and monthly thereafter until the rendering to Tenant of a Tax Statement (hereinafter defined) for such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the amount shown on such Tax Estimate. At any time during or after such Tax Year, (x) Landlord shall furnish to Tenant a written statement (a "TAX STATEMENT") setting forth the Tax Payment for such Tax Year, and stating whether the sum of the installments previously paid by Tenant to Landlord pursuant to the Tax Estimate or otherwise for such Tax Year was greater or less than the sum of the installments of the Tax Payment to be paid for such Tax Year in accordance with the Tax Statement, (y) any deficiency or overpayment shall be disposed of in the manner of a deficiency or overpayment in Estimated Tax Payment, and (z) on the first day of the month following the month in which the Tax Statement is furnished to Tenant, and monthly thereafter until a new Tax Estimate or Tax Statement is furnished to Tenant, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Tax Payment shown on the Tax Statement.

         4.4 TAX RELIEF. Tenant shall be entitled to Tenant's Pro-Rata Share of any real estate tax relief or other forms of assistance or relief that may be negotiated by Landlord with the City of New Haven as contemplated in connection with the refurbishment of Building 5 North and the land that is part of the tax parcel containing Building 5 North.

         4.5 PERSONAL PROPERTY TAXES. Tenant shall be solely responsible for and pay within the time provided by law all taxes imposed on its inventory, furniture, trade fixtures, apparatus, equipment and any other of Tenant's personal or other property.

         4.6 OTHER TAXES AND LICENSE FEES. Tenant shall pay before delinquency all license and permit fees and taxes that may be imposed upon the business of Tenant on the Leased Premises.


                   ARTICLE 5. TENANT'S USE OF LEASED PREMISES

         5.1 USE OF LEASED PREMISES. The Leased Premises will be used by Tenant solely for laboratory purposes and for office use, and such other ancillary uses that are permitted by applicable law, subject to Tenant's strict compliance with the requirements of Article 8 of this Lease.


                             ARTICLE 6. ALTERATIONS

         6.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not make any alterations, additions, installations or improvements in or to the Leased Premises except with Landlord's prior written consent, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Tenant may make alterations, additions, installations and improvements in or to the Leased Premises for which a building permit is not required, provided the same do not affect any of the building systems, without Landlord's consent.

         6.2 ALTERATIONS TO BECOME PROPERTY OF LANDLORD. All additions, alterations, installations and other improvements made to the Leased Premises at any time during the Term or any extension thereof, by or on behalf of Tenant, including, without limitation, Tenant's Work (collectively, "ALTERATIONS") shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises upon the expiration or termination of this Lease unless Landlord requires their removal in accordance with and subject to the terms of this Section 6.2. Upon the expiration or earlier termination of this Lease on or after the expiration of the first 5-year Extension Term, Tenant shall, at Landlord's request (made at least ten (10) business days prior to the last day of the Lease) and at Tenant's expense, remove from the Property such portion of the Alterations, whether or not such Alterations were approved by Landlord, as Landlord may require and restore the Leased Premises to their prior condition. Tenant shall promptly, and at its own expense, repair and restore any damage to the Leased Premises or the Building caused by such removal. Any such Alterations not so removed by Tenant from the Property may, at Landlord's election, be removed and disposed of by Landlord, at Tenant's expense, and Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in so removing and disposing thereof. The provisions of this Section shall survive the expiration of the Term or earlier termination of this Lease.

         6.3 TENANT'S REMOVAL OF PERSONAL PROPERTY. Notwithstanding the provisions of Section 6.2, Tenant's furniture, equipment, merchandise and other personal property, other than that which is affixed to the Leased Premises or the Building so that it cannot be removed without material damage to the Leased Premises or the Building, shall remain the property of Tenant and shall be removed by Tenant on the last day of the Term or earlier termination of this Lease, but upon such removal, Tenant shall promptly, and at its own expense, repair and restore any damage to the Leased Premises or the Building caused by such removal.

         6.4 TENANT'S COMPLIANCE WITH CONDITIONS OF CONSTRUCTION. Any Alterations that Tenant shall desire to make and which requires the consent of Landlord shall be presented to Landlord in written form with proposed detailed plans including, (i) detailed plans and specifications for the work, (ii) names and addresses of Tenant's contractors and subcontractors, (iii) evidence of the Contractor's Insurance (as defined below) carried by each of Tenant's contractors, (iv) at Landlord's request, copies of contracts with each of Tenant's Contractors which shall provide, among other things, that no changes, amendments, extras or additional work are permitted without the consent of Landlord, and (v) at Landlord's request, affidavits from engineers acceptable to Landlord stating that the work will not in any way adversely affect any mechanical system in the Building, such as, but not limited to, the heating, ventilating, air conditioning or electrical system. If Landlord shall give its consent, such consent shall be deemed conditioned upon Tenant acquiring all permits, approvals and certificates required by any governmental or quasi-governmental body or authority to perform such work, the furnishing of copies thereof to Landlord prior to the commencement of such work, and (upon completion) obtaining and furnishing to Landlord copies of a final certificate of occupancy and such other certificates of final approval and/or completion thereof as Landlord may reasonably request, and compliance by Tenant with all conditions of said permits, approvals and certificates in a prompt and expeditious manner. Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant, which claims are or may be secured by any mechanics' or materialmen's lien against the Building or the Property or any interest therein. Tenant shall give to Landlord not less than ten (10) days' written notice prior to the commencement of any work in or about the Leased Premises and Landlord shall have the right to post notices of non-responsibility in or on the Leased Premises as provided by law. Tenant agrees to carry, and will cause its contractors and subcontractors to carry, such worker's compensation, general liability, personal injury and property damage insurance with respect to and during the course of any Alterations permitted hereunder as Landlord may reasonably require ("CONTRACTOR'S INSURANCE"). Each policy for Contractor's Insurance shall name Landlord and Landlord's Lenders (as such term is defined in Section 10.1 hereof), as additional insured(s) and shall provide that it cannot be cancelled or amended without at least ten (10) days' prior written notice to Landlord and Landlord's Lenders. Tenant agrees to obtain, at Landlord's request, and to deliver to Landlord written and unconditional waivers of mechanics' liens upon the Property and the Building for all work, labor and services to be performed and for materials to be furnished in connection with such work, signed by all contractors, subcontractors, material men and laborers to become involved in such work. If Tenant is unable to obtain prospective lien waivers, Tenant may supply Landlord with partial lien waivers as the work is completed and a final waiver upon completion of the Alteration. Any such Alterations shall be at the sole expense of Tenant using contractors reasonably acceptable to Landlord.

         6.5 MECHANIC'S LIEN. If any mechanic's lien is filed against the Property or the Building for Tenant's Work or any other work claimed to have been done or materials claimed to have been furnished to or for the benefit of Tenant, whether related to work done pursuant to any provision of this Lease or otherwise, the lien, within thirty (30) days of its filing, shall be discharged by Tenant or a bond shall be substituted in lieu thereof at Tenant's expense. If Tenant shall, in good faith, contest the validity of any lien, claim or demand relating to Tenant's Work or any other work claimed to have been done or materials claimed to have been furnished to or for the benefit of Tenant, Tenant shall, at its sole cost and expense, defend itself, Landlord and Landlord's

Lenders against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Landlord, the Building or the Property upon the condition that, if Landlord shall require, Tenant shall furnish to Landlord a surety bond satisfactory to Landlord in an amount equal to such contested lien claim or demand indemnifying Landlord and Landlord's Lenders against liability for the same and holding the Building and the Property free from the effect thereof. In addition, Landlord may require Tenant to pay Landlord's reasonable attorneys' fees and costs in participating in such action if Landlord shall decide that it is in Landlord's best interest to do so.


                               ARTICLE 7. REPAIRS

         7.1 LANDLORD MAINTENANCE. Landlord shall maintain and repair the public portions of the Building, exterior and interior, and shall make all structural repairs to the Building, subject to Tenant's obligations under Section 7.3. Landlord shall maintain and repair the equipment serving the Building generally, and the utility systems serving the Building and up to the Leased Premises, but not utility fixtures within the Leased Premises. Landlord shall, at its cost and expense:

         (a) maintain and keep in good order and repair the air conditioning, heating and ventilating systems installed by Landlord; and

         (b) furnish sufficient hot and cold water for lavatory and drinking and office cleaning purposes.

         7.2 TENANT MAINTENANCE. Tenant shall take good care of and maintain the Leased Premises, shall not waste the Leased Premises, and, at its sole cost and expense, shall make all repairs to the Leased Premises and to the fixtures, including without limitation, heating, ventilation and air conditioning (HVAC) units located wholly within the Leased Premises and all utility fixtures, within the Leased Premises as and when needed to preserve the Leased Premises and such fixtures in good working order and condition, reasonable wear and tear excepted. Any contractors retained by Tenant for these purposes must be reasonably approved by Landlord.

         7.3 TENANT'S LIABILITY FOR DAMAGES. Tenant shall be liable for all damage or injury to the Leased Premises or to any other part of the Property or the Building, whether requiring structural or non-structural repairs, the cost of which is not reimbursed to Landlord under Landlord's or Tenant's insurance, caused by or resulting from any omission, intentional or unintentional act, negligence or improper conduct on the part of Tenant, a subtenant of Tenant, their respective servants, employees, agents, contractors, subcontractors, licensees or invitees. Subject to the provisions of Articles 13 and 14 hereof, all such damage or injury shall be repaired promptly by Tenant at its sole cost and expense to the condition existing prior to such damage or as closely thereto as possible.

         7.4 LANDLORD MAY MAKE REPAIRS AT TENANT'S EXPENSE. If Tenant fails after fifteen (15) days' notice to proceed with due diligence to make any repairs required to be made by it under the terms of this Lease, upon further written notice to Tenant (except in an emergency, wherein Landlord may proceed without notice to repair), repairs may be made by Landlord. The reasonable costs and expenses so incurred by Landlord in making any such repairs shall be collectible from Tenant upon demand as Additional Rent.

         7.5 TENANT TO NOTIFY LANDLORD OF DEFECTIVE CONDITIONS. Tenant shall give Landlord prompt written notice of any defective condition in the Leased Premises of which Tenant is aware, including but not limited to, any defective condition in the plumbing, heating system or electrical lines located in, servicing or passing through the Leased Premises. The preceding sentence shall not be construed to create any additional obligation on the part of Landlord to make repairs beyond Landlord's obligations under Section 7.1.

         7.6 QUALITY OF WORK. Any and all work required or permitted to be done to or upon the Leased Premises by way of repairs, alterations, additions or improvements by Landlord or Tenant, or the agents or employees of either, shall be of a quality equal to the original construction and shall be done in accordance with all applicable laws, regulations and ordinances. The provisions of this Article 7 shall survive the expiration of the Term or the earlier termination of this Lease.


 ARTICLE 8. COMPLIANCE WITH LAWS; INCREASED INSURANCE RATES; ENVIRONMENTAL LAWS

         8.1. TENANT TO COMPLY WITH LAWS AND REGULATIONS. Tenant, at its sole cost and expense, shall comply with all present and future statutes, laws, orders, ordinances, rules, regulations and requirements of all federal, state, municipal and local governments, departments, commissions and boards, the directions of any public officer, and all orders, rules and regulations of the Connecticut Board of Fire Underwriters or any similar organization, relating or pertaining to the conduct of Tenant's business or its use or occupancy of the Leased Premises (collectively, "LAWS"). Landlord, at its expense shall be responsible for compliance with all present and future statutes, laws, orders, ordinances, rules, regulations and requirements of all federal, state, municipal and local governments, departments, commissions and boards, the directions of any public officer, and all orders, rules and regulations of any governmental body regulating insurance in the State of Connecticut with regard to the design and construction of the Interior Work and Building 5 Improvements, not including the Tenant's Work. In the event that the design or construction of the Interior Work and Building 5 Improvements, not including the Tenant's Work, shall fail to comply with any such present or future statutes, laws, orders, ordinances, rules, regulations, requirements, directions, orders, rules or regulations, then Tenant's sole and exclusive remedy in such event shall be to accept an assignment from Landlord of Landlord's claims, if any, against Landlord's construction manager and/or architect, for such non-compliance, provided that CHFA shall grant its prior written consent to such assignment. If CHFA shall fail or refuse to grant its prior written consent to such assignment, then Tenant's sole and exclusive remedy shall be to exercise its right pursuant to
Section 11.3B to assert any claim it might have against Landlord directly or indirectly arising as a result of such non-compliance provided that Tenant's compensatory damages resulting from such non-compliance equals or exceeds the $50,000.00 threshold set forth in Section 11.3B.

         8.2 NO VIOLATION OF INSURANCE POLICIES. Tenant shall not do or permit any act to be done in or to the Leased Premises that will invalidate or be in conflict with any policies of insurance at any time carried by or for the benefit of Landlord with respect to the Leased Premises, Building or Property. Tenant shall not do or permit any act, which might subject Landlord to any liability or responsibility to any person or for property damage. Tenant shall not use the Leased Premises in a manner that will increase the rate of any insurance applicable to the Leased Premises, Building or Property in effect on the Commencement Date.

         8.3 TENANT TO PAY COSTS, FINES AND PENALTIES. Upon receipt of notice from Landlord, Tenant shall promptly pay all claims, costs, expenses, fines, interest, penalties or damages that may be imposed upon or incurred by Landlord solely by reason of Tenant's failure to comply with any of the provisions of this Lease.

         8.4 HAZARDOUS MATERIALS. As used herein, the term "HAZARDOUS MATERIALS" shall mean and include those elements, materials, compounds, mixtures, wastes or substances (collectively "SUBSTANCES") which are designated as pollutant, toxic, infectious, radioactive or hazardous (or contained in any list which is adopted) by the United States Environmental Protection Agency (the "EPA"), the State of Connecticut or any political subdivision thereof, including without limitation the Connecticut Department of Environmental Protection ("DEP"), or is so designated under any of the Environmental Laws, and, whether or not included in any such list or designated as such, shall be deemed to include all Substances containing petroleum, petroleum products and derivatives, chlorinated hydrocarbons, asbestos, and polychlorinated biphenyls (PCB's).

         8.5 ENVIRONMENTAL LAWS. As used herein, the term "ENVIRONMENTAL LAWS" shall mean and include any Federal, State, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating or relating to the protection of human health or the environment, or regulating or imposing liability or standards of conduct concerning the use, storage, discharge, handling, treatment, removal, disposal or transportation of any Hazardous Materials, as now or at any time hereafter in effect including, without limitation, Title 22a ("Environmental Protection") of the Connecticut General Statutes, including, but not limited to, Sections 22a-448 through 22a-457 of the Connecticut General Statutes (the "Superlien Statute"), the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Sections 9601 ET. SEQ., The Superfund Amendments and Reauthorization Act, 42 U.S.C. Sections 9601 ET. SEQ., the Federal Oil Pollution Act of 1990, Sections 2701, ET. SEQ., the Federal Toxic Substances Control Act, 15 U.S.C. Sections 2601 ET. SEQ., the Federal Resource Conservation and Recovery Act as amended, 42 U.S.C. Sections 6901 ET. SEQ., the Federal Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 ET. SEQ., the Federal Clean Air Act 42 U.S.C. Section 7401 ET. SEQ., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 ET. SEQ., the Rivers and Harbors Act of 1899, 33 U.S.C. Sections 401 ET. SEQ., Title X of Pub.L. 102.550 (Oct. 28,
1992), and all laws, statutes, rules, ordinances, and all rules and regulations of the EPA, the DEP or any other state or federal department, board, or agency, or any other agency or governmental board or entity having jurisdiction over the Property, as any of the foregoing have been, or are hereafter created, amended, supplemented, re-authorized, superseded and replaced from time to time.

         8.6 HAZARDOUS MATERIALS. Tenant shall provide Landlord with a list of Hazardous Materials Tenant intends to store or use in the Leased Premises. Such list is attached hereto as Exhibit D. Tenant shall immediately notify Landlord in writing whenever Tenant intends to store or use other Hazardous Materials than appear on such list. Failure to so notify Landlord shall be an Event of Default hereunder.

         8.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant shall at its own expense procure, maintain in effect and comply with all material conditions of any and all permits, licenses and other government and regulatory approvals required for Tenant's use of the Leased Premises, including, without limitation, the use, transportation, storage and discharge of Hazardous Materials. Tenant shall substantially comply at all times with all Environmental Laws applicable to Tenant's activities or use of the Leased Premises. Except as so discharged in accordance with all applicable Environmental Laws, Tenant shall cause any and all

Hazardous Materials removed from the Leased Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials. Tenant shall in all material respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Leased Premises in substantial conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the Term of the Lease or any extension thereof, Tenant shall cause all Hazardous Materials (except those pre-existing Tenant's occupancy of the Leased Premises or otherwise not brought to the Leased Premises by or through Tenant) to be removed from the Leased Premises and to be transported for use, storage or disposal in accordance and in substantial compliance with all applicable Environmental Laws.

         8.8 TENANT TO INDEMNIFY LANDLORD AND LANDLORD'S LENDERS. Tenant shall indemnify and hold harmless Landlord, Landlord's Lenders (as defined in Section 10.1), and their respective directors, officers, employees and agents (each an "INDEMNIFIED PARTY") from and against any and all claims, actions, proceedings, investigations, suits, penalties, fines, costs, expenses, sums paid in settlement, judgments, losses and damages, to the extent the same arise as a result of or are caused by Tenant's failure to substantially comply fully with any applicable Laws or Environmental Laws or the terms of this Article 8. The foregoing indemnification shall include without limitation all costs of environmental cleanup, all fees and expenses of environmental consultants and engineers hired by an Indemnified Party and reasonable attorney's fees incurred by an Indemnified Party as a result of any claim for which indemnification is provided herein. Tenant shall be responsible for the cost of any and all repairs to the Property, the Building or the Leased Premises, structural and nonstructural, required as a result of Tenant's violation of any such Laws or Environmental Laws or the terms of this Article 8. The terms of this Article 8 shall survive the termination or expiration of this Lease for any reason.


             ARTICLE 9. FLOOR LOAD; ENGINES, MACHINERY AND EQUIPMENT

         9.1 FLOOR LOAD. Tenant shall not place a load upon any floor of the Leased Premises exceeding a floor load of 100 pounds per square inch, uniformly distributed. All equipment and material installation shall be placed and maintained by Tenant at its expense, with equipment in settings sufficient to absorb vibration and noise and prevent annoyance to other tenants in the Building.

         9.2 ENGINES, MACHINERY AND EQUIPMENT. Tenant shall provide Landlord with a list of all engines, machinery and equipment Tenant intends to store or use in the Leased Premises, excluding ordinary office equipment. Such list is attached hereto as EXHIBIT E. Tenant shall immediately notify Landlord in writing whenever Tenant intends to store or use engines, machinery or equipment in the Leased Premises other than that listed on EXHIBIT E. In no event shall Tenant store or use engines, machinery or equipment in the Leased Premises without Landlord's prior written consent. Tenant's failure to comply strictly with this section will constitute an Event of Default under this Lease.


             ARTICLE 10. TENANT'S OBLIGATIONS TO LANDLORD'S LENDERS

         10.1 SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT. As used herein, the term "LANDLORD'S LENDER" shall mean and refer to CHFA, CDA and each future lender who may from time to time extend credit to Landlord which extensions of credit may be secured in whole or in part by a mortgage, deed of trust, ground lease or other security interest affecting the real property of which the Leased Premises is a part. Tenant's obligations under this Lease are subject to receipt of non-disturbance agreements: (A) from CDA, simultaneously with the execution and delivery of this Lease, and (B) from CHFA if and at the time the Building 5 North Loan closes, substantially similar in form and content to the form of Non-Disturbance, Subordination and Attornment Agreement attached as EXHIBIT H and made a part hereof. Provided CHFA and CDA execute and deliver said non-disturbance agreements, this Lease shall be subject and subordinated to: (a) all security interests in favor of CHFA and CDA affecting the Leased Premises or the property of which the Leased Premises are a part, and (b) all present and future mortgages, deeds of trust and other security interests, including leasehold mortgages, granted by Landlord in favor of CHFA and CDA and affecting the Leased Premises or the property of which the Leased Premises are a part. Tenant agrees to execute, at no expense to Landlord, any instrument which may reasonably be deemed necessary or desirable by Landlord, CHFA or CDA or to further effect the subordination of this Lease to any such security interest. With respect to any future Landlord's Lender, provided that such Landlord's Lender shall execute and deliver to Tenant a non-disturbance agreement substantially similar to that delivered by CHFA and CDA to Tenant pursuant to this Section, Tenant shall execute and deliver to such Landlord's Lender within ten (10) days' following a request therefor, a subordination and attornment agreement pursuant to which this Lease shall be subject and subordinated to: (a) all security interests in favor of such Landlord's Lender affecting the Leased Premises or the property of which the Leased Premises are a part, and (b) all present and future mortgages, deeds of trust, ground leases and other security interests, including leasehold mortgages, granted by Landlord in favor of such Landlord's Lender and affecting the Leased Premises or the property of which the Leased Premises are a part. Tenant agrees to execute, at no expense to

Landlord, any instrument which may reasonably be deemed necessary or desirable by Landlord or such Landlord's Lender or to further effect the subordination of this Lease to any such security interest.

         10.2 ESTOPPEL CERTIFICATE. Landlord and Tenant each agrees to execute and deliver to the other within ten (10) business days of receiving a written request therefor, a certificate or statement reasonably required to confirm that this Lease is in full force and effect, whether it has been modified, and if so, how, and whether, to its knowledge, the other party to this Lease is in default in the performance or observance of any covenants or conditions in this Lease on such party's part to be performed or observed, or any condition exists that with the passage of time would, if uncorrected, constitute a default (an "ESTOPPEL CERTIFICATE"). Tenant's failure to strictly comply with this section will constitute an Event of Default under this Lease.

         10.3 TITLE INSURANCE OWNER'S AFFIDAVIT. Landlord agrees to execute and deliver simultaneously with the execution and delivery of this Lease, an affidavit (a) verifying the nonexistence of any tenants' rights, other than the rights of Bryce & Associates and Connecticut Technology Associates, Inc. for CONN/STEP, (b) verifying the nonexistence of any security interests in personal property and fixtures that form a part of the Leased Premises, other than the rights therein, if any, of Connecticut Development Authority as Landlord's Lender, and United States Department of Commerce, Economic Development Administration and (c) that Landlord has no notice of any facts or circumstances not of record which could give rise to the claim of any third party to rights of adverse possession or use over the Leased Premises or any part thereof in derogation of Landlord's title. Landlord further agrees to obtain and deliver simultaneously with the execution and delivery of this Lease a subordination of mechanic's liens, subordinated as to the lien in favor of CII, executed by any contractor(s) who have furnished any labor, services or materials in connection with construction or repair work to the Building on behalf of Landlord within ninety days of the Lease Execution Date.





                 ARTICLE 11. LIMITATIONS ON LANDLORD'S LIABILITY

         11.1 PROPERTY. Except for the gross negligence or willful misconduct of Landlord or Landlord's employees, Landlord shall not be liable for any damage to property of Tenant, Tenant's employees, agents, contractors, subcontractors, licensees, or invitees or of others, entrusted to agents or employees of

Landlord, nor for loss of or damage to any property of Tenant, its employees, agents, contractors, subcontractors, licensees or invitees by theft or otherwise.

         11.2 LANDLORD NOT LIABLE FOR OTHER TENANTS. Subject to the provisions of Section 2.6, Landlord and its agents shall not be liable for any injury or damage to persons or property caused by other tenants of the Building or the Property or persons in, upon or about the Building or Property or caused by operations in construction of any private, public or quasi-public work in or to the Building or Property.

         11.3 LIMITATION ON LANDLORD'S LIABILITY.

          A. Landlord shall not be liable to Tenant and, to the fullest extent allowed by applicable law, Tenant, for itself and its employees, contractors, subcontractors, agents, licensees and invitees, hereby waives all claims against and releases Landlord, Landlord's Lenders, and their respective directors, officers, employees and agents from and against any and all claims, actions and causes of action which they or any of them may have now or in the future, from any cause whatsoever, including without limitation, claims for damages resulting from any entry into the Leased Premises, loss of life, personal injury, loss of business, or damage to any property on or about the Property or the approaches, entrances, streets, sidewalks or corridors thereto, by or from any cause whatsoever (other than Landlord's gross negligence or intentional wrongful act), including without limitation, damage caused by Landlord's negligence or non-compliance with the terms of this Lease, by any defect in the Leased Premises or any other portion of the Building or Property, or by water leakage of any character from the roof, walls, basement or other portion of the Building or Leased Premises or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Leased Premises or any other portion of the Building or the Property. Tenant shall immediately notify Landlord of any defective condition on or about the Building of which Tenant becomes aware.

          B. Notwithstanding anything to the contrary contained in Section 11.3A, Tenant shall have the right to bring a claim, action or cause of action against Landlord for Landlord's breach of the terms of this Lease provided that such noncompliance results in actual direct damages being suffered by Tenant in an amount equal to or greater than $50,000.00 for the particular event that is the subject matter of the claim, action or cause of action.

          C. Notwithstanding anything to the contrary contained in Section 11.3A, in the event Landlord shall fail to perform repairs required to be performed by Landlord under Section 7.1 or to provide Building Services (as defined in Section 26.1), and such failure is of such a nature that it constitutes a Constructive Eviction of Tenant (as the term Constructive Eviction is hereinafter defined) (a failure on the part of Landlord to perform such repairs or to provide such Building Services, which in either case constitutes a Constructive Eviction, is herein called a "Landlord Default"), then Tenant shall give Landlord written notice of such Landlord Default (the "First Notice"). Landlord shall then have a period of time to cure the Landlord Default (the "First Cure Period"). The First Cure Period shall end thirty (30) days following Landlord's receipt of the First Notice or if the Landlord Default is of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, then the First Cure Period shall be extended for such additional period as may reasonably be necessary to cure the same (but in no event shall the First Cure Period exceed sixty (60) days following Landlord's receipt of the First Notice) provided that Landlord begins such cure within thirty (30) days following its receipt of the First Notice and thereafter diligently prosecutes such cure to completion. If Landlord shall fail to cure the Landlord Default within the First Cure Period, Tenant may give Landlord a second written notice ("Second Notice") stating (i) that the Landlord Default has not been cured, and
               (ii) that Tenant intends to make such repairs or otherwise take self-help action to cure Landlord's Default if Landlord shall fail to cure the Landlord Default within thirty (30) days following its receipt of the Second Notice, The Second Notice shall state with reasonable specificity the nature of any repairs that the Tenant intends to make and the nature of any other self-help action which Tenant intends to take. If Landlord shall fail to cure the Landlord Default within thirty (30) days following its receipt of the Second Notice, then Tenant, as its sole and exclusive remedy, may make the repairs or take the self-help action specified in the Second Notice to cure Landlord's Default, and, provided Tenant has given the notices and otherwise complied with the terms of this Section 11.3C, any and all costs and expenses reasonably incurred by Tenant in making such repairs or taking such self-help action may be offset against future obligations to pay Rent. In the event Tenant shall exercise its right under this Section 11.3C to cure Landlord's Default as aforesaid, then Tenant shall be deemed to have irrevocably waived its right to bring a claim, action or cause of action against Landlord for Landlord's Default pursuant to
               Section 11.3B. For the purposes of this Section 11.3C, a failure on the part of Landlord to perform repairs as required under
               Section 7.1 or to
               provide Building Services shall constitute a Constructive Eviction if the Leased Premises are rendered unfit or unsuitable for the purposes for which they were leased to an extent that unless the same is remedied, Tenant would be compelled to vacate the Leased Premises.

         11.4 LANDLORD'S LIABILITY LIMITED TO EQUITY. Notwithstanding anything to the contrary contained in this Lease, Tenant agrees to look solely to Landlord's equity in Building 5 North (and Building 4 if Tenant takes the ROFR Space), to satisfy any claim or judgment for monetary damages against Landlord and in no event will Tenant or anyone claiming through Tenant seek to satisfy any claim or judgment for monetary damages against any other portion of the Property or Landlord's other assets.


    ARTICLE 12. TENANT'S OBLIGATION TO PROTECT LANDLORD & LANDLORD'S LENDERS

         12.1 TENANT TO PROTECT AND REIMBURSE LANDLORD. To the fullest extent allowed by applicable law and to the extent that Landlord is not reimbursed under Landlord's insurance policies, Tenant will defend with legal counsel approved by Landlord in writing, which approval shall not be unreasonably withheld, indemnify and hold harmless Landlord, Landlord's Lenders, and their respective directors, officers, employees and agents (individually, an "INDEMNIFIED PARTY"), from and against any and all claims, damages, liabilities, penalties, fines, judgments, forfeitures, actions, causes of action, losses (including, without limitation, diminution in the value of the Leased Premises or the Property and damages for the loss or restriction on use of rentable or usable space or of any amenity of the Leased Premises or the Property), costs and expenses (including, without limitation, reasonable attorney's fees incurred by any Indemnified Party in defending against any claim for which indemnification is provided herein), to the extent such claim, etc. results from or arises out of or in connection with any one or more of the following (including claims resulting from the death of or injury to any person or damage to any property whatsoever, to the extent arising from or caused in whole or in part by):

         A. Any breach or violation by Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees of any provision of this Lease beyond any applicable notice and cure period; or

         B. The negligence or willful act of Tenant or a subtenant of Tenant or their respective servants, employees, agents, contractors, subcontractors, licensees or invitees.


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


         C. The use and occupancy of the Leased Premises by Tenant or any other party during the Term of this Lease or any extension thereof.


                       ARTICLE 13. FIRE AND OTHER CASUALTY

         13.1 NOTIFICATION TO LANDLORD; OBLIGATION TO PAY RENT. If the Leased Premises or Building, or any part thereof, shall be destroyed or partially damaged by fire or other casualty, Tenant shall promptly notify Landlord and shall continue to pay rent during any period of repair unless otherwise expressly provided in this Article.

         13.2 DESTRUCTION OR SUBSTANTIAL DAMAGE. In the event of the destruction of the Leased Premises or the Building by fire, explosion, or other casualty during the Term of this Lease or any extension thereof, or such partial damage thereto as to render the Leased Premises wholly untenantable or unfit for occupancy, then, at Landlord's sole option:

         A. this Lease shall terminate as of the date of such damage or destruction, Tenant shall immediately surrender said Leased Premises and all Tenant's interest therein to Landlord, and shall pay rent only to the time of such destruction or partial damage, in which event Landlord may re-enter and re-possess the Leased Premises thus discharged from this Lease and may remove all parties therefrom; or

         B. Landlord may relocate Tenant to other rental space on the Property which space is comparable in size, improvements and amenities to that of the Leased Premises occupied by Tenant prior to the casualty and is reasonably acceptable to Tenant ("TEMPORARY SPACE"), which relocation shall be at Landlord's expense (unless such destruction or damage was caused by Tenant, a subtenant of Tenant, or their respective employees, contractors, subcontractors, agents, licensees or invitees, in which case such relocation shall be at Tenant's expense). Upon such relocation, Landlord may re-enter and re-possess the Leased Premises and shall promptly proceed to repair the damage and restore and rebuild the Building and the Leased Premises with all due diligence. No such re-entry or re-possession of the Leased Premises by Landlord shall be deemed to terminate this Lease. While the repairs are being performed, Tenant's occupancy of the Temporary Space shall be upon and subject to all of the terms, covenants and conditions of this Lease, except that (i) the Leased Premises for the purposes of this Lease shall be deemed to be the Temporary Space, and (ii) if the square footage of the Temporary Space is less than the square footage of the Leased Premises stated in Section 1.1 hereof and/or if (taking into account the size of the Temporary Space and the size of the building containing the Temporary Space)

Tenant's Pro-Rata Share is less, then the Base Rent and Additional Rent payable during the period that Tenant occupies the Temporary Space shall be reduced on a prorata basis to reflect the actual number of square feet in the Temporary Space. Regardless of the size of the Temporary Space, in no event shall the Base Rent or Tenant's Pro-Rata Share of Taxes be increased while Tenant occupies the Temporary Space. Upon completion of the repairs, Landlord shall notify Tenant that the Leased Premises are ready for Tenant's occupancy and Tenant shall promptly resume occupancy of the Leased Premises upon and subject to all of the terms, covenants and conditions of this Lease. Landlord shall pay for the reasonable costs and expenses incurred by Tenant in moving back into the Leased Premises following the completion of repairs (unless such destruction or damage was caused by Tenant, a subtenant of Tenant, or their respective employees, contractors, subcontractors, agents, licensees or invitees, in which case such relocation shall be at Tenant's expense). Any controversy or claim arising out of or relating to any of the provisions of this Section 13.2.B which Landlord and Tenant cannot resolve within 15 days after the giving of written notice by either of them to the other may be submitted by either party to final and binding arbitration before the American Arbitration Association in accordance with its Commercial Rules applicable to proceedings determined by three arbitrators, one selected by each party and a third arbitrator selected by the two arbitrators so selected. Judgment upon any arbitration award may be confirmed and entered in any court of competent jurisdiction. Service of any arbitration claim hereunder may be effected pursuant to the notice provisions of this Lease. This arbitration provision shall be deemed self-executing, and an award may be entered against a party who fails to appear at any duly noticed hearing. This provision shall survive the expiration or termination of this Lease. Any arbitration shall be conducted at Science Park or at another location in New Haven, Connecticut mutually agreeable to the three arbitrators. Either party shall have the right to seek and obtain from any court of competent jurisdiction any equitable or provisional relief or remedy enforcing any right or interest it may have in connection with this Lease, including without limitation, a temporary restraining order, preliminary injunction or writ of attachment. No judicial actions permitted by this paragraph shall waive or limit the claiming party's rights to adjudicate the merits of the dispute by arbitration.

         C. Within ninety (90) days following the occurrence of a casualty loss covered by this Section 13.2, Landlord shall notify Tenant in writing of its election to terminate this Lease pursuant to Section 13.2.A or to relocate Tenant and repair the damage pursuant to Section 13.2.B. In the event Landlord elects to repair the damage, Landlord shall complete such repairs within nine
(9) months after Landlord's or Landlord's lenders' receipt of the first proceeds from the casualty insurance. Landlord will use all reasonable efforts to obtain proceeds from its insurance company. In the event that Landlord has not completed the repairs and restoration pursuant to this Article within such nine-month period, then Tenant may terminate this Lease by notice given to Landlord after the expiration of such nine-month period.

         D. Notwithstanding anything to the contrary contained in this Lease, in the event all or a portion of the Leased Premises shall be so damaged by fire or other casualty as to be rendered untenantable or in the event the Building shall be so damaged (irrespective of whether or not the Leased Premises are damaged) that all or a portion of the Leased Premises shall be rendered untenantable, then, and in any such event, Base Rent and Additional Rent shall be abated in proportion to that portion of the Leased Premises that is rendered untenantable, or if Tenant is denied reasonable access to the Leased Premises, then Base Rent and Additional Rent shall be wholly abated, and Landlord shall be entitled to receive all proceeds paid under the rental loss insurance required to be maintained by Tenant under the terms of this Lease. Such abatement shall be for the period from the date of such damage to the date such damage shall be substantially repaired as evidenced by issuance of a certificate of occupancy covering the Leased Premises and the Leased Premises are again tenantable or access thereto is restored. The term "substantially repaired" as used herein shall mean repaired except for such minor details or so-called "punch list" items, the work involved to complete or the non-performance of which shall not preclude Tenant from reoccupying the affected portion or all of the Leased Premises, as the case may be, and conducting its business therein.

         13.3. PARTIAL DAMAGE. If the Building or the Leased Premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy and provided Tenant can reasonably conduct its business on the Leased Premises and use the Leased Premises for the intended purposes, then Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not abate during the period of repair. Tenant shall notify Landlord in case of fire or other damage by casualty to the Leased Premises.

         13.4 WHEN RENT NOT REDUCED. Notwithstanding any other provisions hereof, if by reason of some act or omission on the part of Tenant, a subtenant of Tenant, their respective servants, employees, agents, contractors, subcontractors, licensees or invitees either (a) Landlord or any of Landlord's Lenders shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Leased Premises or the Building by fire or other casualty, or (b) the Leased Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of rent.

         13.5 LANDLORD NEED NOT REPLACE TENANT'S PROPERTY. Tenant acknowledges that Landlord is not required to repair or replace any of Tenant's personal property or Tenant's Alterations to the Leased Premises and that Landlord will not carry insurance on Tenant's furnishings, fixtures, equipment, Alterations or other personal property.

         13.6 NO OBLIGATION TO PROVIDE ALTERNATE PARKING. In the event that Tenant parking as provided for in this Lease is temporarily unavailable because of fire, other casualty or any other reason outside of Landlord's control, except as provided in Article 14, Landlord shall make reasonable efforts to provide alternate parking but in no event shall Landlord be liable for its failure to provide such alternate parking.

         13.7 RENTAL LOSS INSURANCE. Notwithstanding anything to the contrary contained herein, to the extent Landlord receives benefits from any rental loss insurance, the Rent due hereunder shall abate.


                  ARTICLE 14. TAKING BY GOVERNMENTAL AUTHORITY

         14.1 TERMINATION OF LEASE; WAIVER OF CLAIM BY TENANT. If the Building or any portion of the Building which includes the Leased Premises shall be taken by condemnation (also known as "eminent domain") by any authority having power so to do or is conveyed to such authority in lieu of condemnation, this Lease shall terminate from the date of title vesting in such authority. If any portion of the Building, which does not include the Leased Premises, shall be so taken, Landlord shall have the option, at its sole discretion, to cancel this Lease. All proceeds from the taking will belong to Landlord other than proceeds payable to Tenant for leasehold improvements. Tenant, however, may proceed with any independent claim against the taking authority as to relocation expenses.

         14.2 TAKING NOT INVOLVING THE BUILDING. If a portion of the Property shall be taken by condemnation as described in SECTION 14.1. or conveyed in lieu of condemnation, which portion does not include any portion of the Building (or excepting an inconsequential portion of the Building not affecting the Leased Premises) and Tenant's access to the Leased Premises or its parking rights are not materially impaired, the Term of this Lease shall not terminate but shall continue in full force and effect according to its terms. Tenant shall not be entitled to any award or damages from such taking.

           ARTICLE 15. TENANT'S RIGHT TO ENCUMBER, ASSIGN, OR SUBLEASE

         15.1  TENANT'S RIGHT.

         A. Tenant shall be permitted to assign this Lease to a corporation or other entity that purchases all, or substantially all, of Tenant's assets or capital stock, or acquires Tenant as the result of a merger, or to a company that controls, or is controlled by, affiliated with or is under common control with Tenant, with Landlord's consent, which consent shall be granted provided that: (A) such assignee has a net worth equal to or greater than the greater of:
(a) Tenant's net worth at the Lease Commencement Date, or (b) Tenant's net worth immediately preceding the consummation of the transaction in connection with which Tenant desires to assign this Lease, (B) the nature of the business to be conducted on the Leased Premises and the use of the Leased Premises will not change as a result of the assignment or, if it will change, such change is approved in advance by Landlord, (C) at the date of the assignment, this Lease shall be in full force and effect, without any breach or default thereunder on the part of Tenant, (D) the assignee assumes, by an instrument in form and content reasonably satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease, and (E) Tenant shall obtain and deliver to Landlord the written consent thereto of CII (so long as any indebtedness or obligations are owing to CII by Tenant), and any other third party whose consent is required pursuant to any agreement to which Tenant is a party. Tenant shall provide Landlord with written notice of any such assignment together with any certificates, financial statements and documents as Landlord may reasonably request in order to confirm the terms of any such assignment, the net worth of Tenant and that of the proposed assignee, and the nature of the business to be conducted on the Leased Premises and the contemplated use of the Leased Premises following the assignment.

         B. In addition to the foregoing, upon notice to Landlord, (i) Tenant shall be entitled to assign its right, title and interest in and to this Lease without Landlord's consent to CII as collateral security for the CII Loan, or to another lender (the term "TENANT'S LENDER" shall mean and refer to CII and such other lender to Tenant from time to time) as collateral security for a loan to Tenant, and (ii) Tenant's Lender shall be entitled to assign this Lease or sublet the Leased Premises to any entity, provided that:

         (a) such entity has at least the same or higher net worth as Tenant on the Lease Commencement Date;

         (b) the nature of the business to be conducted on the Leased Premises and the use of the Leased Premises will not change as a result of the assignment or subletting or, if it will change, such change is approved in advance by Landlord;

         (c) The subtenant or assignee assumes, by an instrument in form and content satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease with respect to the subleased or assigned space; and

         (d) A copy of the sublease or the original assumption agreement, fully executed and acknowledged, is submitted to Landlord within ten (10) days of execution of the sublease or assignment agreement.

         C. Notwithstanding anything to the contrary contained herein, Tenant may allow an Affiliate (as hereinafter defined) to share space in the Leased Premises with Tenant, upon and subject to the following terms and conditions:

          (a) As used herein, the term "Affiliate" shall mean (i) any entity which owns twenty-five percent (25%) or more of the voting stock of Tenant, or (ii) any entity where twenty-five percent (25%) or more of the voting stock or interest is owned by Tenant;

          (b) Tenant shall first obtain Landlord's prior written consent to such sharing arrangement, which consent shall not be unreasonably denied or delayed, provided that Tenant and such Affiliate shall execute and deliver to Landlord such instruments and agreements as Landlord may reasonably require;

          (c) Tenant shall at all times be fully liable and responsible for and hereby agrees to indemnify and hold harmless Landlord, Landlord's directors, officers and employees from and against any and all liability, claims, costs, damages and losses of whatsoever kind or nature to the extent directly or indirectly arising as a result of the presence of such Affiliate on the Property, including without limitation, any such liability, claims, costs, damages or losses to the extent arising from any acts, actions, failure to act or negligence of Affiliate, its employees, independent contractors and agents;

          (d) In no event shall any such Affiliate be deemed a subtenant or an assignee of Tenant's rights under this Lease nor shall any such Assignee acquire any rights under this Lease or otherwise in connection with the Leased Premises except that the Affiliate shall have the right to occupy the Leased Premises for the uses herein permitted, subject to the provisions of this Lease, including, without limitation, the provisions of this Section 15.1C;

          (e) In no event shall Tenant accept remuneration for allowing the Affiliate to share the Leased Premises which exceeds the Base Rent plus amounts due under Tenant's note to CII, in each case, prorated on the basis of the portion of the Leased Premises shared; and

          (f) Tenant shall obtain and deliver to Landlord the written consent of CII to the sharing of the Leased Premises (so long as any indebtedness or obligations are owing to CII by Tenant), and any other third party whose consent is required pursuant to any agreement to which Tenant is a party.


         15.2 LANDLORD'S CONSENT REQUIRED. Except as otherwise provided in
Section 15.1, Landlord's prior written consent shall be required for a sublease of all or any part of the Leased Premises or an assignment of Tenant's rights or obligations under this Lease, which consent shall not be unreasonably withheld provided that each of the following conditions are first satisfied:

         (a) At the time of the request for Landlord's consent and at the date of the sublease or assignment, this Lease shall be in full force and effect, without any breach or default thereunder on the part of Tenant.

         (b) The proposed subtenant or assignee shall possess a business reputation and financial credit such as are then in keeping with the standards of Landlord for the Property.

         (c) The subtenant or assignee assumes, by an instrument in form and content satisfactory to Landlord, the due performance of all Tenant's obligations under this Lease with respect to the subleased or assigned space.

         (d) A copy of the sublease or the original assumption agreement, fully executed and acknowledged, is submitted to Landlord within ten (10) days of execution of the sublease or assignment agreement.

         (e) Any such sublease or assignment provides that, in the event of any further subleasing or assignment of any portion of the Leased Premises by the subtenant or assignee or anyone claiming under or through it, the prior written consent of Landlord must be obtained as provided in this Section and any profit on such further subletting shall be paid over entirely to Landlord.

         (f) The nature of the business to be conducted on the Leased Premises and the use of the Leased Premises will not change as a result of the assignment or subletting or, if it will change, such change has been approved in advance by Landlord.

         (g) Tenant shall obtain and deliver to Landlord the written consent thereto of CII (so long as any indebtedness or obligations are owing to CII by Tenant), and any other third party whose consent is required pursuant to any agreement to which Tenant is a party.

         15.3 ADDITIONAL CONDITIONS. If this Lease is assigned, whether or not in violation of the provisions of this Lease, Landlord may collect rent from the assignee. If the Leased Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the rents herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of this Article, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant or any party claiming under or through Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting.

         15.4 PROFIT ON SUBLETTING OR ASSIGNMENT. With respect to any sublease of all or any part of the Leased Premises or assignment by Tenant of its right, title and interest in and to this Lease, other than an assignment or subletting by Tenant's Lender pursuant to Section 15.1, the following provisions shall apply. Landlord shall be entitled to and Tenant shall pay to Landlord one hundred percent (100%) of any profit on such sublease or assignment. For purposes of this Section, "PROFIT" shall refer to the excess, if any, of (1) all payments made by a subtenant or assignee to Tenant as rent or otherwise under or in connection with said sublease or assignment after deducting brokerage commissions and leasing expenses, and after deducting any payments by the subtenant or assignee that are expressly intended to pay, or to reimburse Tenant for payments of, principal, interest or other sums due under the CII Loan to the extent of payments required to be made under the terms of the CII Loan, over (2) the annual Base Rent and Additional Rent payable hereunder with respect to the space affected by such sublease or assignment. Tenant shall pay any such profit to Landlord as the same is received by Tenant.

         15.5  ADDITIONAL PROVISIONS.

         (a) In case of subletting, a duly executed and acknowledged original of the sublease shall be delivered to Landlord, the same to provide that (i) such sublease is and shall be subject and subordinate to this Lease and any then present or future modifications thereof; and (ii) in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (A) be liable for any previous acts or omissions of Tenant, as sublessor under such sublease; (B) be subject to any offsets or (C) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing, or by any previous prepayments of more than one (1) month's rent.

         (b) In the case of any assignment or subletting except for an assignment under Section 15.2, Tenant, as assignor or sublessor, as the case may be, shall remain liable for the performance or observance of all of the terms and provisions on Tenant's part to be performed or observed under this Lease.

         (c) Any consent of Landlord to any such assignment or sublettingshall not be construed as a waiver of any requirement for obtaining: (i) the consent of Landlord to any subsequent assignment of this Lease or subletting of the Leased Premises or (ii) the consent of Landlord to any assignment of any sublease, the undersubletting of the whole or any portion of the Leased Premises or the subletting of any portion of the Leased Premises. Tenant shall pay Landlord's costs incurred in connection with consideration of such consent, including reasonable counsel fees and payments to any mortgagee. Notwithstanding anything to the contrary contained herein, except for an assignment or subletting to or by Tenant's Lender pursuant to Section 15.1, if any of Landlord's Lenders (as defined in Section 10.1) has the right to approve a requested sublease or assignment and declines to do so, it shall be reasonable for Landlord to withhold its consent.

         (d) Tenant acknowledges that it has received a copy of that certain Consent and Intercreditor Agreement dated as of the date hereof among CII, Landlord and CDA (the "INTERCREDITOR AGREEMENT"). Tenant agrees that in accordance with Section 2.a.(vi) of the Intercreditor Agreement, Article 15 of this Lease shall be construed in a manner consistent with the Intercreditor Agreement, and to the extent that the provisions of said Article 15 are inconsistent or otherwise conflict with the Intercreditor Agreement, the terms of the Intercreditor Agreement shall be deemed to supercede said Article 15.

                      ARTICLE 16. ACCESS TO LEASED PREMISES

         16.1 LANDLORD TO HAVE ACCESS IN EMERGENCY. Landlord and Landlord's agents shall have the right to enter the Leased Premises at any time without notice if Landlord or Landlord's agent reasonably believes an emergency exists.

         16.2 LANDLORD'S RIGHT TO ENTER. Except as provided in ARTICLE 16.1., Landlord and Landlord's agents shall have the right to enter the Leased Premises upon reasonable notice to Tenant for the following purposes:

         A.  Inspecting the Leased Premises;

         B. Showing the Leased Premises to prospective tenants, purchasers and lenders; and

         C. To make repairs and alterations as Landlord may deem necessary or reasonably desirable to the Leased Premises or to any other portion of the Building or which Landlord may elect to perform following Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this Lease, or for the purpose of complying with laws, regulations and other directives of governmental authorities. Landlord shall use its best efforts not to interfere with Tenant's use of the Leased Premises for its business purposes in exercising its rights hereunder.

         16.3 LANDLORD MAY MAKE CHANGES TO BUILDING. Subject to the provisions of Section 1.2 of this Lease, Landlord shall have the right at any time, without incurring any liability to Tenant, to make any changes, deletions and additions to the Building and to the entrances, exits, stairs, halls, elevators and common spaces as Landlord believes necessary or desirable, provided Tenant's rights as of the Commencement Date are not disturbed. No action taken by Landlord pursuant to this section shall constitute an eviction or breach of this Lease.


                       ARTICLE 17. DEFAULT AND TERMINATION

         17.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an event of default by Tenant hereunder ("EVENT OF DEFAULT"):

         A. Failure to pay any Base Rent, Additional Rent or any other rent or monetary obligation under this Lease within ten (10) days of receipt of written notice that payment is past due; provided however that, with respect to a failure to pay Base Rent or any payment due under Article 4 (Taxes), Landlord shall only be required to give such written notice twice during any period of twelve consecutive months. Tenant's failure on a third occasion within any period of twelve consecutive months to pay an installment of Base Rent or any payment due under Article 4 (Taxes) within ten (10) days of the due date shall be an Event of Default without the necessity on Landlord's part to give notice that such payment is past due.

         B. Voluntary recourse to any protection or procedure under the United States Bankruptcy Code, as amended, or any similar law.

         C. There is filed against Tenant in any court pursuant to any statute, either of the United States of America or of any state, a petition in bankruptcy or insolvency, or for reorganization, the appointment of a receiver or trustee of all or a portion of Tenant's property, or for other relief of debtors, and within thirty (30) days thereof Tenant fails to secure a dismissal thereof.

         D. Failure to execute and deliver in a timely manner a Subordination Agreement, Estoppel Certificate or other certificate regarding the status of this Lease.

         E. Transfer of all or any part of Tenant's interest in this Lease to another party by operation of law or otherwise without Landlord's prior written consent, except as otherwise provided herein.

         F.  Abandonment of the Leased Premises.

         G. The recordation of this Lease on the New Haven Land Records by Tenant in violation of Article 30 hereof.

         H. Failure to perform or comply with any other non-monetary obligation under this Lease within thirty (30) days of written notice of such failure, provided that, if said failure is of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, then Tenant shall not be in default if it begins such cure within the thirty (30) day period described above and thereafter diligently prosecutes such cure to completion but in no event beyond sixty (60) days after such thirty (30) day period.

         I. Any lien, attachment or other encumbrance is lodged against the Leased Premises, the Building or the Property by a party claiming through or under Tenant and such is not discharged or a bond substituted in lieu thereof within thirty (30) days after Tenant receives notice of same.

         17.2 TERMINATION UPON OCCURRENCE OF EVENT OF DEFAULT. Upon the occurrence of an Event of Default, this Lease and the Term thereof may, at the option of Landlord and without further notice, terminate and expire and upon such termination Tenant shall forthwith quit and surrender the Leased Premises to Landlord but still shall remain liable to Landlord as herein provided.

         17.3 BANKRUPTCY. Subject to Tenant's cure rights set forth in Section 17.1C. hereof, in the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code (11 U.S.C. Section 101 et. seq.), Landlord's right to terminate this Lease shall be subject to the rights of the Trustee in bankruptcy to assume or assign this Lease. To the extent permitted or allowed by law, the Trustee shall not have the right to assume or assign this Lease, until the Trustee (i) promptly cures all defaults under the Lease, (ii) promptly compensates Landlord for monetary damages incurred as a result of such default, and (iii) provides "ADEQUATE ASSURANCE OF FUTURE PERFORMANCE", which shall mean, in addition to any other requirements of 11 U.S.C. Section 365(b)(3), that all of the following have been satisfied: (a) in addition to rent payable under the Lease, the Trustee has established with Landlord a security deposit equal to three (3) months Base Rent; (b) Trustee has agreed that the security deposit will be reestablished in said amount, whenever it is drawn upon by Landlord; (c) Trustee has agreed that Tenant's business will continue to be conducted in a first class manner; and (d) Trustee has agreed that the use of the Leased Premises will not change. If all the foregoing are not satisfied, Tenant shall be deemed not to have provided Landlord with adequate assurance of future performance of this Lease.

         17.4 COMPENSATION FOR USE AND OCCUPANCY. Any monies received by Landlord from or on behalf of Tenant during the pendency of any bankruptcy proceeding involving Tenant as debtor shall be deemed paid as compensation for the use and occupation of the Leased Premises, and the acceptance of any such compensation by Landlord shall not be deemed an acceptance of rent or a waiver on the part of Landlord of any rights under this Lease.

         17.5 LANDLORD'S RIGHT TO RE-ENTER AND RELET THE LEASED PREMISES. (a) Landlord and Landlord's agents may immediately, or at any time after the occurrence of an Event of Default or after the date upon which this Lease shall terminate, re-enter the Leased Premises or any part thereof, either by summary proceeding or by any other lawful means, and may repossess the Leased Premises and remove any and all of Tenant's property and effects from the Leased Premises, and in no event shall re-entry be deemed an acceptance of surrender of this Lease unless Landlord shall have notified Tenant in writing of its election to terminate this Lease; and

         (b) Landlord shall make commercially reasonable efforts to relet the Leased Premises from time to time, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its discretion, reasonably exercised. may determine. Except as otherwise stated in the immediately preceding sentence, Landlord shall have no obligation to relet the Leased Premises or any part thereof and shall in no event be liable for failure to relet the Leased Premises or any part thereof, or, in the event of any such reletting, for failure to collect any rent due upon any such reletting, and no failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability. Landlord, at Landlord's option, may make such repairs, replacements, alterations, additions, improvements, decorations and other physical changes in and to the Leased Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting any such liability. Tenant shall be liable for the amount of all expenses incurred by Landlord in connection with such repairs, replacements, alterations, additions, improvements, decorations and other physical changes made by Landlord and the costs of such reletting, including without limitation, brokerage and reasonable legal expenses.

         17.6 LANDLORD'S RIGHT TO INJUNCTIVE RELIEF. In the event of any breach by Tenant or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

         17.7 ADDITIONAL RIGHTS OF LANDLORD. If this Lease and the Term shall terminate as provided in Section 17.2 or by or under any summary proceeding or any other action or proceeding, or if Landlord shall re-enter the Leased Premises as provided in this Article or by or under any summary proceeding or any other action or proceeding, then, in any of said events:

         (a) Tenant shall pay to Landlord all Base Rent and Additional Rent to the date upon which this Lease and the Term shall have terminated or to the date of re-entry upon the Leased Premises by Landlord, as the case may be;

         (b) Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Base Rent or Additional Rent due at the time of such termination or re-entry, or at Landlord's option, against any damages payable by Tenant;

         (c) Tenant shall be liable for and shall pay to Landlord, as damages, any deficiency between (i) the Base Rent and Additional Rent payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Taxes to be the same as was payable for the year immediately preceding such termination or re-entry) and (ii) the net amount, if any, of rents ("NET RENT") collected under any reletting effected pursuant to the provisions of Section 17.5(b), for any part of such period (first deducting from the rents collected under any such reletting all of Landlord's reasonable expenses in connection with the termination of this Lease or Landlord's re-entry upon the Leased Premises and in connection with such reletting including but not limited to all repossession costs, brokerage commissions, legal expenses, attorneys' fees, alteration costs and other expenses of preparing the Leased Premises for such reletting);

         (d) Any such deficiency shall be paid in monthly installments by Tenant on the days specified in this Lease for the payment of installments of Base Rent. Landlord shall be entitled to recover from Tenant each monthly deficiency as the same shall arise, and no suit to collect the amount of the deficiency for any month shall prejudice Landlord's right to collect the deficiency for any subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Landlord from time to time, at its election;

         (e) In addition, Landlord shall, at its sole option, be entitled to recover from Tenant, and Tenant shall pay Landlord, on demand, as and for liquidated and agreed final damages, a sum equal to the amount by which the Base Rent and Additional Rent, payable hereunder (excluding sums collected by Landlord in the form of monthly deficiencies as aforesaid) for the period which otherwise would have constituted the unexpired portion of the Term (conclusively presuming the Taxes to increase five percent (5%) per annum from the year immediately preceding such termination or re-entry), exceeds the then fair and reasonable rental value of the Leased Premises for the same period, both discounted to present worth at the rate of eight percent (8%) per annum. If, before presentation of proof of such liquidated damages to any court, commission or tribunal, the Leased Premises, or any part thereof, shall have been relet by Landlord for the period which otherwise would have constituted the unexpired portion of the Term, or any part thereof, the amount of rent upon such reletting shall be deemed, prima facie, to be the fair and reasonable rental value for the part or the whole of the Leased Premises so relet during the term of the reletting;

         (f) In no event (i) shall Tenant be entitled to receive any excess of such Net Rent over the sums payable by Tenant to Landlord hereunder, or (ii) shall Tenant be entitled in any suit by Landlord for the collection of damages pursuant to this Section to a credit in respect of any Net Rent from a reletting, except to the extent that such Net Rent is actually received by Landlord prior to the commencement of such suit. If the Leased Premises or any part thereof are relet in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such reletting and of the expenses of reletting.

         17.8 DEFAULT RATE. Any damages owed by Tenant to Landlord under this Article, if not paid when due, shall be paid with interest at the Default Rate from the due date to the date of payment.

         17.9 LANDLORD'S DAMAGES NOT LIMITED. Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

         17.10 LANDLORD'S RIGHTS AND REMEDIES CUMULATIVE. Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right and remedy provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease, or now or hereafter existing at law or in equity or by statute or otherwise, shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity by statute or otherwise.


              ARTICLE 18. LANDLORD'S PERFORMANCE ON TENANT'S BEHALF

         18.1 LANDLORD MAY CURE DEFAULT. Without waiving any of Landlord's other rights and remedies that are available upon the occurrence of an Event of Default, if Landlord has provided Tenant with notice of an Event of Default and an opportunity to cure and if such Event of Default remains uncured, Landlord, at Landlord's option, may provide Tenant a second written notice and after the giving of such second notice, Landlord may at any time thereafter, and without further notice, correct the default on behalf of Tenant. Any reasonable costs or expenses incurred by Landlord in curing such default including, but not limited to, fines, penalties, interest, damages and reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, which sums shall carry interest at the highest rate permitted by law until paid in full, shall be deemed to be Additional Rent. Tenant shall pay such sums promptly upon rendition of any bill or statement to Tenant therefor.

         18.2 LANDLORD NOT OBLIGATED TO CURE DEFAULT. Nothing contained in this Article shall be construed as to require Landlord to incur any expenses or obligations on behalf of Tenant.


           ARTICLE 19. TENANT'S QUIET ENJOYMENT OF THE LEASED PREMISES

         Unless Tenant is in default hereunder beyond any applicable notice and cure period, Tenant may peaceably and quietly have, hold and enjoy the Leased Premises for the Term of this Lease including any extension thereof subject to the provisions of this Lease.


                        ARTICLE 20. NO WAIVER BY LANDLORD

         20.1 NO WAIVER. If Landlord decides not to enforce any provision of this Lease or any of the rules and regulations of Landlord set forth in this Lease or hereafter adopted, on any occasion, it may nevertheless on another occasion enforce such provision, rule or regulation. No act by Landlord or Landlord's agents shall be deemed an acceptance of a surrender of the Leased Premises or a waiver of any right under the Lease unless Landlord has so agreed in writing.

         20.2 ACCEPTING MONEY NOT A WAIVER. Landlord will not waive any right to enforce any provision of this Lease by accepting a payment of rent from Tenant knowing that Tenant has failed to comply with the terms of the Lease. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed to effect an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such rent or payment due or pursue any other remedy in this Lease provided.


                        ARTICLE 21. INABILITY TO PERFORM

         Except as herein specifically provided to the contrary, this Lease and the obligation of Tenant to pay rent and other payments required hereunder and comply with all of the other provisions of this Lease shall in no way be affected, impaired or excused because Landlord is delayed in supplying any service expressly or implied to be supplied, or is unable to make or is delayed in making any repair, additions, alterations or decorations, or is unable to supply or is delayed in supplying any equipment or fixtures, or is unable to fulfill or is delayed in fulfilling any other obligation hereunder, if Landlord is so prevented or delayed by reason of riot, strike, labor troubles, war, act of God or any other cause whatsoever beyond Landlord's reasonable control including, but not limited to, government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

         Each party to this Lease shall be excused from failing to perform or from a delay in performing any obligation under this Lease if it is so prevented or delayed by reason of riot, strike, war, act of God or government preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency, or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.


                  ARTICLE 22. NOTICES AND OTHER COMMUNICATIONS

         Any and all notices, demands or other communication permitted or required by this Lease to be given to either party shall be deemed sufficiently given if in writing and delivered personally (and for which delivery a signed receipt is given) or sent by commercial overnight courier if to Landlord addressed to Five Science Park, New Haven, CT 06511, and if to Tenant addressed to the address of the Leased Premises. Any such notice, demand or other communication that is delivered personally (and for which a signed receipt is given) shall be deemed given and received as of the date of delivery. Any such notice, demand or other communication that is sent by commercial overnight courier shall be deemed given and received on the date of delivery or refusal thereof. Either party may specify a different address by giving the other party notice of such different address according to the terms of this Article.

         If at any time Tenant shall become aware, or have reasonable cause to believe, that any Hazardous Material has come to be located in the Leased Premises, Tenant shall immediately notify Landlord thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

                        ARTICLE 23. RULES AND REGULATIONS

         23.1 COMPLIANCE WITH RULES AND REGULATIONS. Tenant and Tenant's servants, employees, agents, contractors, subcontractors, licensees and invitees shall faithfully observe and comply strictly with the rules and regulations for occupancy of the Leased Premises promulgated from time to time by Landlord ("RULES AND REGULATIONS"). The current Rules and Regulations in effect are attached hereto and made a part hereof as EXHIBIT F. In the event of conflict between the terms, covenants and conditions contained in this Lease and the Rules and Regulations, the terms, covenants and conditions of this Lease shall govern and control.

         23.2 NOTICE OF CHANGE. Changes to the Rules and Regulations and new Rules and Regulations shall be effective thirty (30) days after the date Landlord has given Tenant written notice thereof, which notice shall include a copy of the revised or new Rules and Regulations.

         23.3 LANDLORD UNDER NO DUTY TO ENFORCE RULES AND REGULATIONS. Landlord has no duty to enforce the rules and regulations or provisions of any other Lease as against any other tenant, but Landlord shall not discriminate against Tenant in the enforcement thereof and Landlord shall not be liable to Tenant for the violation of such rules, regulations or Leases by any other tenant, its servants, employees, agents, licensees or invitees.


                         ARTICLE 24. NO SECURITY DEPOSIT

         24.1 NO SECURITY DEPOSIT. No security deposit shall be required of Tenant under this Lease.


                              ARTICLE 25. INSURANCE

         25.1 REQUIRED INSURANCE. A. During the Term of this Lease and any extension thereof, Tenant, at Tenant's cost, will maintain in full force and effect the following insurance:

         1. Public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage;

         2. "All risk extended coverage insurance" insuring its personal property and improvements to be located on the Leased Premises for full replacement value against loss by fire, vandalism, malicious mischief and other casualty;

         3. Worker's compensation insurance as required by law; and

         4. Rental interruption insurance insuring that Base Rent shall continue to be paid for a period of twelve (12) months, with loss payable to Landlord, which insurance shall also cover Tenant's obligations for the payment of Tenant's Pro-Rata Share of Taxes for said period.

         B. Landlord will maintain in full force and effect the following insurance:

         1. Such insurance as may be required from time to time by Landlord's Lenders; and

         2. Public liability insurance in an amount of $1,000,000 combined single limit death, bodily injury, personal injury and property damage.

          25.2 LANDLORD AND LANDLORD'S LENDERS TO BE NAMED INSUREDS. Tenant's public liability and property damage insurance shall name Landlord and, if Landlord provides the appropriate names and addresses, Landlord's Lenders, as their respective interests may appear, as additional insured parties. Unless and until notified otherwise by Landlord in writing, Tenant agrees to name or cause to be named the following Landlord's Lenders as additional insured parties under said insurance policies and under the policies of Contractor's Insurance required under Section 6.4:

               Connecticut Housing Finance Authority
               999 West Street
               Rocky Hill, CT 06067-4005

                               and

               Connecticut Development Authority
               999 West Street
               Rocky Hill, CT 06067-4005


         25.3 WAIVER OF SUBROGATION. Each policy of property insurance maintained by Landlord hereunder will contain an agreement by the insurance company waiving its rights to recover against Tenant and CII for any claims, and each policy of property insurance maintained by Tenant hereunder will contain an agreement by the insurance company waiving its rights to recover against Landlord, CHFA, Connecticut Development Authority ("CDA") and each other Landlord's Lender provided Landlord furnishes to Tenant the notice required by
Section 25.2, for any claims.

         25.4 NOTICE OF CANCELLATION. Each insurance policy required to be maintained by Tenant hereunder must contain a provision that the policy may not be canceled or modified without at least ten (10) days' notice to Landlord.

         25.5 INSURANCE COMPANIES. All insurance required to be maintained by Tenant hereunder will be provided by companies that are licensed to do business in Connecticut and have a Best's Insurance rating of A- or better and are otherwise reasonably acceptable to Landlord.

         25.6 POLICIES TO BE DELIVERED TO LANDLORD. Tenant will give Landlord an original certificate for each insurance policy before it occupies the Leased Premises and an original certificate of each renewal at least twenty (20) days before the expiration of the policy.


                    ARTICLE 26. SERVICES PROVIDED BY LANDLORD

         26.1 BUILDING SERVICES. Landlord shall provide the following services, the cost of which is included in Base Rent: provision of utilities to the common areas; maintenance and repair of common areas, Building systems and the structural components of the Building; security at the Property; general cleaning, refuse removal (excluding waste generated by laboratory activities which requires special handling, the removal of which shall be Tenant's responsibility) and general administration and management of the Building and surrounding premises ("BUILDING SERVICES"). Services provided by Landlord at Tenant's request from time to time that are not part of standard Building Services will be provided at Tenant's cost. Janitorial and cleaning services provided to the Building and the Leased Premises are set forth on Exhibit G attached hereto ("LANDLORD'S CLEANING Specifications"). Landlord shall continue to clean and maintain the bathrooms located on the second floor of Building 5 North (or the bathrooms on the second floor Building Five South if Tenant is using same temporarily) throughout the Term, the cost of which is included in Base Rent.

         26.2 ACCESS. Tenant shall have 24-hour access to the Leased Premises, 365 days per year.

                          ARTICLE 27. TELEPHONE SERVICE

         27.1 TENANT RESPONSIBLE FOR TELEPHONE SERVICE. Tenant shall be solely responsible for supplying telephone service to the Leased Premises and for all costs and expenses of the telephone system which will serve the Leased Premises, including without limitation, all costs of purchasing, leasing, installing, replacing and maintaining all system equipment, as well as all charges for telephone calls to and from the Leased Premises. Tenant shall contract directly with the telephone company for all equipment and services.


                                ARTICLE 28. SIGNS

         Tenant shall have the right to have a sign on the sign board in the front of the Building, signage in the lobby, and signs on the outside of the walls of the Leased Premises, subject to Landlord's reasonable approval of the size, style and placement of such signs, which approval shall not be unreasonably withheld. Except as expressly provided in the immediately preceding sentence, Tenant shall not place any signs, lettering or advertisements anywhere on or in the Property or Building or in the Leased Premises where such is visible from outside the Leased Premises, except as permitted by Landlord in writing.


                              ARTICLE 29. BROKERAGE

         Tenant represents to Landlord that there is no broker or agent who acted on Tenant's behalf in connection with this Lease to whom any fee or commission is due. Tenant agrees to indemnify and hold Landlord harmless from and against the claims of any party claiming a fee or commission by, under or through Tenant on account of this Lease.

         Landlord agrees to indemnify and hold Tenant harmless from and against the claims of any party claiming a fee or commission by, under or through Landlord on account of this Lease.


                           ARTICLE 30. NOTICE OF LEASE

         Tenant shall not record this Lease on the New Haven Land Records. Any such recordation of this Lease shall be an Event of Default hereunder and such recordation shall be null and void and of no force and effect. At the request of either party, the parties shall cause to be recorded on the New Haven Land Records a statutory Notice of Lease complying with the provisions of Connecticut General Statutes Section 47-19. The expense of such notice shall be borne by the party requesting the document.


                   ARTICLE 31. SURRENDERING OF LEASED PREMISES

         31.1 SURRENDER OF LEASED PREMISES. Tenant will immediately surrender the Leased Premises upon the expiration or earlier termination of this Lease in accordance with the terms hereto. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Leased Premises, including, but not limited to, reasonable attorneys fees and any claims made by any succeeding tenant founded on such delay.

         31.2 CONDITION OF LEASED PREMISES. Upon the expiration of the Term or sooner termination of this Lease, except where the Lease has been terminated because of fire or other casualty, Tenant shall leave the Leased Premises and surrender it to Landlord broom clean and in good order, condition and repair, ordinary wear and tear and casualty loss excepted.

         31.3 REMOVAL OF TENANT'S PROPERTY. When Tenant surrenders the Leased Premises to Landlord, Tenant shall, at Tenant's expense, forthwith remove all personal property and effects of Tenant and those of any other persons claiming under Tenant, from the Leased Premises, the Building and the Property. Property not removed by Tenant within forty-eight (48) hours after termination of this Lease shall be deemed abandoned, and Landlord may, at Tenant's expense, remove the same from the Property and/or at Landlord's option sell or otherwise dispose of the same with no obligation to remit any portion of the proceeds of any such sale to Tenant. Tenant shall reimburse Landlord upon demand for all costs incurred by Landlord in so removing and disposing of such property. Tenant shall not be obligated to remove Alterations except as otherwise required under the terms of Section 6.2.

         31.4 HOLDING OVER SHALL NOT RENEW LEASE. Tenant's occupancy of the Leased Premises beyond the Term of this Lease or after termination will not constitute a renewal of the Lease by operation of law or otherwise for any period whatsoever. If Tenant does so occupy the Leased Premises, it shall be deemed to be a tenant at sufferance only and shall pay Landlord rent in an amount equal to two hundred percent (200%) of the highest Base Rent and Additional Rent payable hereunder and shall be subject to all other provisions of this Lease. Regardless of any payment made by Tenant or any payment cycle, no holding over shall under any circumstances be deemed any more than a tenancy at sufferance. The provisions of this Article 31 shall survive the expiration of the Term or earlier termination of this Lease.


                  ARTICLE 32. ADDITIONAL OBLIGATIONS OF TENANT

         Tenant shall promptly reimburse Landlord, upon demand, for all costs of Landlord, including reasonable attorney's fees, incurred in the enforcement of this Lease and in providing any consent or review of any sublease, mortgage or collateral assignment of Tenant's Leasehold interest, requested of Landlord hereunder.


                      ARTICLE 33. TENANT'S WAIVER OF RIGHTS

         In connection with any disputes and legal proceedings arising from this Lease, Tenant waives the following legal rights:


         33.1. WAIVER OF TRIAL BY JURY. Landlord and Tenant shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other in any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Leased Premises, any claim of injury or damage and any emergency or any other statutory remedy. Tenant shall not interpose any counterclaim or counterclaims (except compulsory) in a summary proceeding or in any action based on non-payment of base rent or Additional Rent, unless Tenant would otherwise lose such claim if not raised.

         33.2. WAIVER OF NOTICE TO QUIT. The right to a formal demand to leave the premises upon expiration of this Lease by lapse of time, known as a "Notice to Quit", or any other form of notice under Section 47a-25 of the Connecticut General Statutes, should Landlord use summary process to evict Tenant or regain possession of the Leased Premises.

         33.3. WAIVER OF RIGHT OF REINSTATEMENT. Any right, under existing or future law, to gain back the Leased Premises once Tenant is legally removed (known as "Right of Reinstatement").

         33.4. PREJUDGMENT REMEDY WAVIER. TENANT HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE TRANSACTION OF WHICH THIS LEASE IS A PART IS A "COMMERCIAL TRANSACTION" AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. TENANT

HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278a ET SEQ., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, TENANT ACKNOWLEDGES THAT LANDLORD'S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT SECURING A COURT ORDER. TENANT ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY LANDLORD'S ATTORNEY, AND LANDLORD ACKNOWLEDGES TENANT'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. TENANT FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF LANDLORD TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY LANDLORD AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY LANDLORD BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF TENANT OR ANY OTHER PARTY PRIMARILY OR SECONDARILY LIABLE UNDER THE LEASE TO ANY ACTION BROUGHT BY LANDLORD. TENANT ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS ARTICLE 33 HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVISE OF ITS COUNSEL.


                  ARTICLE 34. EFFECT OF WRITTEN LEASE AGREEMENT

         34.1 WRITTEN LEASE SOLE EXPRESSION OF PARTIES' INTENT. All understandings, letters of intent or agreements between Tenant and Landlord, which predate this Lease, are merged in this Lease. No oral statements or representations or prior written communications by or between the parties dealing with this Lease shall be binding or effective. This Lease is the sole and complete expression of the agreement between Landlord and Tenant as to the subject matter of this Lease.

         34.2 AMENDMENT OF WRITTEN LEASE. This Lease can be modified, altered or amended only by a written agreement signed by both Landlord and Tenant. No such modification, alteration or amendment shall be effective unless and until Landlord shall obtain and deliver to Tenant the written consent thereto of CDA (so long as any indebtedness or obligations are owing to CDA by Landlord), CHFA (so long as any indebtedness or obligations are owing to CHFA by Landlord), and any other third party whose consent is required pursuant to any agreement to which Landlord is a party, and unless and until Tenant shall obtain and deliver to Landlord the written consent thereto of CII (so long as any indebtedness or obligations are owing to CII by Tenant), and any other third party whose consent is required pursuant to any agreement to which Tenant is a party.

                       ARTICLE 35. INTERPRETATION OF LEASE

         35.1 PARTIAL INVALIDITY. If any of the provisions of this Lease, or its application, is held by any court or in arbitration to be invalid or inapplicable, such decision shall not affect any other term, provision, covenant or condition of this Lease. Notwithstanding the foregoing, if the invalid provision has the effect of reducing the rent to be paid by Tenant, Landlord may cancel this Lease.

         35.2 ARTICLE AND SECTION CAPTIONS. Article and section captions will not be given any effect in determining the meaning of this Lease.

         35.3 GOVERNING LAW. The laws of the State of Connecticut will govern the interpretation of this Lease.

         35.4 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon the parties hereto and upon their heirs, administrators, executors, successors and assigns.

         35.5 CONTINUING OBLIGATIONS. Notwithstanding anything to the contrary contained herein, all of Tenant's obligations and liabilities arising under this Lease shall survive the expiration of the Term of this Lease or the earlier termination of this Lease for any reason.

         35.6 CONSTRUCTION. This Lease shall not be construed against the party that drafted it.

                            ARTICLE 36. HVAC SERVICE

          A. Landlord, at Landlord's cost, shall operate the air conditioning, heating and ventilating systems installed by Landlord 24 hours a day as required to meet Tenant's laboratory needs. Tenant shall pay the submetered cost of electricity to run the Tenant's dedicated heating and ventilating systems.

         B. The cost of supplying chilled water to and the electricity consumed by the chiller serving Building 5 North twenty-four hours a day, seven days a week, will be shared by Landlord and Tenant, sixty percent (60%) and forty percent (40%), respectively, as calculated in accordance with the remaining provisions of this Article 36. At such time as another tenant shall lease a portion of Building Five North during the Term and require a supply of chilled water twenty-four hours a day, seven days a week, Landlord and Tenant shall use good faith efforts to reapportion among Landlord, Tenant and any such additional tenant the cost of chilled water and operation of the chiller in an equitable manner.

         C. Landlord and Tenant shall cause an engineer to determine the consumption in tons over a one hour period, which measurement shall be taken in May and October of each calendar year during the Term of this Lease, unless Landlord and Tenant shall mutually agree to measure the same on a more frequent or less frequent basis. The most recent measurement taken by the engineer from time to time during the Term is herein referred to as the "ESTIMATED TONS PER HOUR". The engineer shall be selected by Landlord and must be reasonably acceptable to Tenant. Tenant and Landlord shall each receive a copy of the report of the engineer. The cost of the engineer to perform such measurement shall be shared equally by Landlord and Tenant.

         D. The Estimated Tons Per Hour shall be multiplied by the cost per kilowatt hour charged from time to time during the Term by the electric utility company supplying electricity to the Building. The resulting product is herein referred to as the "COST PER HOUR". The Cost Per Hour shall then be multiplied by 24. The resulting product is herein referred to as the "COST PER DAY". The Cost Per Day shall then be multiplied by the number of calendar days in the month for which the calculation is being made. The resulting product is herein referred to as the "CHILLER COST FOR THE MONTH". The Chiller Cost for the Month shall be multiplied by forty percent (40%). The resulting product is herein referred to as "TENANT'S SHARE OF THE CHILLER COST". Landlord shall endeavor to bill Tenant monthly for Tenant's Share of the Chiller Cost. Landlord's failure to send Tenant a bill shall not relieve Tenant of its liability and obligation to pay Tenant's Share of the Chiller Cost. Tenant shall pay to Landlord monthly as Additional Rent Tenant's Share of the Chiller Cost, which payment shall be due and payable at the time Base Rent is due and payable hereunder.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


SCIENCE PARK DEVELOPMENT CORPORATION


By:      /s/ Sheila Anastas
         ------------------------------
         Sheila Anastas
         Acting Executive Director
         Duly Authorized




GENAISSANCE PHARMACEUTICALS, INC.


By:      /s/ Kevin Rakin
         ------------------------------
         Kevin Rakin
         Executive Vice President
         Duly Authorized

                                   EXHIBIT A-1

                          FLOOR PLAN OF LEASED PREMISES

                                   EXHIBIT A-2

                          FLOOR PLAN OF LEASED PREMISES

                                   EXHIBIT A-3

                        FLOOR PLAN OF MECHANICALS' SPACE

                                   EXHIBIT A-4

                             TENANT'S CURRENT SPACE

                                   EXHIBIT B-1

                                 LANDLORD'S WORK

1.       New HVAC system will be installed up to the Tenant's Space.

2. Building 5 North's entryway, including its exterior door, will be renovated to include painting, new carpeting, acoustical ceilings.

3.       All common bathrooms located in Building 5 North will be renovated.

4.       All non-double pane windows will be replaced to match new windows.

5.       The fire alarm system will be updated as required by code.

6.       The  roof will be repaired as required.

7. The exterior of Building 5 North will be cleaned and upgraded with the intent of achieving a look comparable in quality to Building 4 (that portion of Landlord's Work described in this subparagraph 7 is referred to in the Lease as the "Exterior Work").

                                   EXHIBIT B-2

                                  INTERIOR WORK

1.       Installation of chilled water supply and return.

2. Modifications and/or upgrades to fire alarm system and sprinkler system if required by fire marshal.

3.       Installation of hot water supply and return.

4.       Installation of baseboard heating system.

5.       Window replacement work.

                                    EXHIBIT C

                                 UTILITIES RIDER
                                    SUBMETER

         This Utilities Rider forms a part of that certain Lease dated as of September 15, 1998 (the "LEASE") between SCIENCE PARK DEVELOPMENT CORPORATION ("LANDLORD"), a Connecticut corporation, and GENAISSANCE PHARMACEUTICALS, INC., a Delaware corporation ("TENANT"), for those certain leased premises described in the Lease. Capitalized terms used herein that are not otherwise defined herein shall have the meaning given to such terms in the main body of the Lease.


         Section 1.01. Landlord shall furnish electricity to the Leased Premises by direct application to, and arrangement with, the public utility company servicing the Building. Tenant shall, at its sole cost and expense, install and maintain in good working order, a submeter ("Submeter") to measure the electricity consumed by Tenant in the Leased Premises. Such electricity may be furnished to Tenant by means of the then existing Building system feeders, risers and wiring. Tenant agrees to pay for the electric current supplied to the Leased Premises (including the heating and air-conditioning equipment located therein) in accordance with Section 1.02 of this Exhibit C.

         Section 1.02. Tenant shall pay as additional rent within ten (10) days after the delivery of a bill by Landlord, for electricity consumed in the Leased Premises, as shown on the Submeter measuring electricity consumption in the Leased Premises.

         Section 1.03. Landlord shall also furnish gas to the Leased Premises solely for laboratory bench purposes by direct application to, and arrangement with, the public utility company servicing the Building, without additional charge to Tenant. If Tenant requires gas for other purposes, then (A) Tenant shall, at its sole cost and expense, install and maintain in good working order, a submeter serving the Leased Premises to distribute and measure the gas consumed by Tenant in the Leased Premises, and (B) Tenant shall pay as additional rent within ten (10) days after the delivery of a bill by Landlord, for gas consumed in the Leased Premises for purposes other than laboratory bench purposes, as shown on the submeter measuring gas consumption in the Leased Premises.

         Section 1.04. Tenant covenants and agrees that at all times its use of the electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation servicing the Leased Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any claims, liabilities, damages, losses and expenses arising out or in connection with the use by Tenant of such feeders, risers and wiring serving the Leased Premises in violation of the foregoing sentence.

         Section 1.05. Tenant shall furnish, install and replace, as required, all lighting tubes, lamps, bulbs and ballasts required in the Leased Premises, at Tenant's sole cost and expense.

         Section 1.06. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that Tenant's prorata share of such taxes shall be reimbursed by Tenant to Landlord as additional rent.

                                    EXHIBIT D

                               HAZARDOUS MATERIALS

                                    EXHIBIT E

                        ENGINES, MACHINERY AND EQUIPMENT

                                    EXHIBIT F

                              RULES AND REGULATIONS

         1. No sign, signal, advertisement, notice or other lettering, except as allowed in the Lease, shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside of the Leased Premises or inside of the Building without the prior written consent of Landlord. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors, or other parts of the Building, except of color, size and style and in such places as shall be first approved in writing by Landlord. Interior signs on doors and directory tablet shall be inscribed, painted or affixed by each tenant at Tenant's expense and shall be of a size, color and style acceptable to Landlord. Tenant agrees that any door or directory signage shall be removed at the end of the Lease Term or any extension thereof and all doors and walls will be restored to their original conditions. All signs that are contracted for by Landlord will be at the rate fixed by Landlord from time to time and Tenant will be billed and will pay for such service accordingly.

         2. Tenant will refer to Landlord all contractors, contractors' representatives and installation technicians rendering any service to Tenant for Landlord's supervision, approval and control before performance of any contractual service. Except for the hanging of pictures, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

         3. The Landlord shall designate appropriate entrances and in the case of Building Twenty Five; a "Freight" elevator for deliveries or other movement, to or from the Building, of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances or elevators for such purposes, except as designated by Landlord. Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials which require use of elevators or stairways or movement through Building entrances or lobby shall be restricted to hours designated by Landlord. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by arrangement before performance. Such pre-arrangement initiated by Tenant will include determination by Landlord and subject to its decision and control as to the time, method and routing of movement and as to limitations imposed for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the

Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord, if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering the Property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to, any of said property or persons resulting from any act in connection with such service performed for Tenant.

         4. Tenant shall not deface any part of the Leased Premises, Building or Property.

         5. No portion of the Leased Premises or of any other part of the Building shall at any time be used for cooking (except in designated areas), or occupied for lodging or sleeping, or for any immoral or illegal purpose, or for any purpose that will damage the Property or the reputation thereof or for any purpose other than that specified in the Lease covering the Leased Premises.

         6. Tenant shall not place, install or operate on the Leased Premises or in any other part of the Building or on the grounds any engine or machinery or maintain, use or keep any inflammable, explosive or hazardous material without the prior written consent of Landlord.

         7. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant's area or public rooms regardless of whether or not such loss occurs when the area is locked against entry.

         8. No birds or animals shall be brought into or kept in or about the Building.

         9. Tenants shall not hire or employ employees of Landlord without Landlord's prior express written consent.

         10. Landlord will not permit entrance to the Leased Premises by use of pass keys controlled by Landlord to any person at any time without written permission by Tenant, except to employees, contractors or service personnel directly supervised by Landlord.

         11. The entries, passages, doorways, elevators, elevator doors, hallways and stairwells shall not be blocked or obstructed; no rubbish, litter, trash or material of any nature shall be placed, emptied or thrown in these areas; and such areas shall not be used at any time except for ingress or egress by Tenant,

Tenant's agents, employees, invitees, Tenant's equipment, furnishings and supplies to or from the Leased Premises.

         12. Tenant shall not do or permit anything to be done in or about the Building or bring or keep anything therein that will in any way increase the rate of fire or other insurance on the Building or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy other tenants or do anything in conflict with the valid pertinent laws, rules or regulations of any government authority.

         13. Landlord desires to maintain the highest standards of environmental comfort and convenience for the tenancy. It will be appreciated if any undesirable conditions or lacks of courtesy or attention are reported directly to Landlord.

         14. The work of janitors or cleaning personnel shall not be hindered by Tenant after 5:30 p.m. and such work may be done at any time when the Leased Premises are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service.

         15. Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc. that are to be placed in the Building, and only those which in the opinion of Landlord do not exceed acceptable floor loading and might not with reasonable probability do damage to the floors, structure and/or freight elevator, may be moved into said Building. Landlord's permission will not be unreasonably withheld. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said Building or the existence of same in said Building shall be paid for by Tenant, unless otherwise covered by insurance.

         16. Landlord shall have the right to prohibit the use of the Science Park Development Corporation name, or of the name of the Science Park project or of any Science Park building, or any other publicity by Tenant, which, in Landlord's opinion, tends to impair Landlord's reputation or that of the Building or its desirability for the executive offices of Landlord or of other tenants; and, upon written notice from Landlord, Tenant will refrain from or discontinue such use or publicity. Landlord's permission will not be unreasonably withheld.

         17. No food or beverages may be stored in any areas other than in those specifically designated for such purposes. Also, waste materials, including trash from the packaging, preparation or serving of the above, must be disposed of the same day in the proper receptacles. Tenant must bear the cost of correcting any pest problem resulting from these activities.

         18. No weapons are allowed on the Property.

         19. Any device used for moving of furniture, freight, mail or paper goods that will be used on a daily basis will be padded in such a way as to protect from possible damage any surface with which it may come in contact. Any device used on an occasional basis, which is not padded, will be operated in a safe manner so as to prevent damage to any walls, doors, floors, ceilings or other surfaces.

         20. All work done by service personnel, whether in-house or contracted, shall be done in a first class manner to accepted standards of the trade and shall conform to all codes imposed by any governmental authority.

         21. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, shades or screens shall be attached to, or hung in or used in connection with any window or door of the Leased Premises without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures so permitted by Landlord must be of a quality, type, design and color and attached in the manner approved by Landlord.

         22. No show cases or other articles shall be placed in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

         23. Water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by any Tenant who, or whose servants, employees, agents, contractors, subcontractors, licensees or visitors, shall have caused the same.

         24. Landlord reserves the right to exclude from the Building between the hours of 8:00 p.m. and 6:00 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who do not present identification acceptable to Landlord.

Landlord shall in no case be liable for damages for any error with regard to admission or exclusion from the Building of any person. In the case of riot, mob, invasion, public excitement or other circumstances rendering such actions advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such actions as the Landlord may deem appropriate including closing doors.

         25. The requirements of Tenant will be attended to only upon application at the office of Landlord's building manager. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         26. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

         27.  ENTRANCE TO SCIENCE PARK

         Tenant's employees and Landlord's personnel will be issued photo identification cards ("IDs") which must be shown upon request at all entrances and anywhere on the Property if requested by Landlord's security officers. This ID authorizes the bearer to be in or around all Science Park buildings but not on or in property or buildings owned by U.S. Repeating Arms Company, Olin Corporation or buildings or areas not open to the public. The ID authorizes no one to enter uninvited into another company's office or work area. If an ID is lost of stolen, it should be reported to Security immediately. There is a $10.00 charge for replacement.

         28.  HOURS OF OPERATION

         Science Park is open 24 hours a day, 7 days a week. The normal workdays are Monday through Friday from 8:00 a.m. to 6:00 p.m. ("BUSINESS HOURS"). Tenants who are working beyond 6:00 p.m. are asked to call the main security desk at 786-5008 and inform the officer of this fact. This is so Security knows who is in the buildings in case of an emergency. When leaving, please call the security desk and notify them.

         29.  KEYS TO OFFICES

         Two keys will be issued for each tenant's space. The principal of the Tenant will sign for the keys upon issuance. The Tenant may make additional copies of the keys as needed. It will be the responsibility of the Tenant's principal to keep track of those persons to whom he has issued keys. All keys and photo IDs must be returned to the Landlord upon termination of the Lease. Replacement of locks because of lost or unreturned keys shall be undertaken at the Tenant's expense.

         30.  PARKING AND SPEED LIMIT

         All Science Park companies and employees will be assigned to specific parking lot areas. There are no assigned spaces other than for handicapped parking. It is requested that individuals park between the painted lines. If for business reasons you wish to leave your vehicle overnight or for the weekend, the security office must be notified. No one is allowed to "deadhead" his or her vehicle in the parking lots. Vehicles found improperly parked obstructing exits, fire lanes, other spaces, etc. will be towed at the owner's expense. All vehicles will be issued Science Park parking identification.

         THE SPEED LIMIT FOR THE PRIVATE DRIVES AND ROADWAYS WITHIN SCIENCE PARK IS 15 M.P.H. Please obey this speed limit for the safety of everyone walking and driving within the Park.

         31.  REPORTING EMERGENCIES OR INCIDENTS

         All emergencies (fire, injury, illness, etc.) should be reported to security immediately at 786-5007. This telephone number must only be used in cases of emergency. Incidents such as thefts, unwanted persons, vandalism or damage to parked vehicles in Science Park should also be reported as soon as possible.

         32.  TOURS AND MEETINGS

         Security should be notified in advance of any planned meetings or tours in Science Park and should be provided with the following information:

         (a)  date and time;

         (b)  person in charge; and

         (c) number of persons expected.

         Tours accompanied by a host may go to the following areas:

         (a) All outdoor areas under the supervision of Science Park Development Corporation; and

         (b) Lobby areas and the food service areas, which should be entered through the shortest possible route so as to avoid making noise in the hallways.

         33.  SPECIAL EVENTS HELD BY SCIENCE PARK COMPANIES

         Any event held by a Science Park company which may disturb or interfere with the security, safety or operations of other companies or which involves more than ten (10) people entering into the Park must be registered with the Landlord and the Landlord's security site supervisor. The host company may be required to hire additional security or maintenance personnel. For any such special event, the following will be required:

         (a) Events will be held within the confines of the host company's Leased Premises and only within an SPDC common area when express permission has been granted.

         (b) Participants will be restricted to a pre-determined area within which bathroom facilities are available.

         (c) A guest list must be provided to Landlord's security site supervisor at least twenty-four (24) hours in advance of the special event.

         (d) Arrangements will be made for ample parking to be available with proper signs provided to guide and inform the guests. The host company should be prepared to provide the signs.

         (e) Alcohol consumption must be monitored by the host company for underage persons and for excessive consumption by guests.

         (f) The host company will be responsible for cleanup and for any damage and costs incurred in restoring any area involved to its original good condition.

         34. ROOF OFF LIMITS. No Tenant and no employee or invitee of any Tenant or employee, shall go upon the roof of the Building without Landlord's permission.

         35. CHANGES TO ENTRANCES. Landlord shall have the right at any time without incurring any liability to Tenant to change the arrangement and/or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets or other common areas of the Building

         36. ADDITIONAL RULES AND REGULATIONS; TENANT INFORMATION & SERVICES.

         (a) Tenants are required to provide a 2-3 line description of their company's operation for the Science Park telephone/address directory. This description will include P.O. Box, telephone numbers (fax, voice, e-mail) and company principal(s). Each tenant will receive one copy of the directory when updated.

         (b) Tenants are required to comply from time to time with providing personnel and strategic data which identifies benchmarks for Science Park performance, including but not limited to the number of employees hired from New Haven, the neighborhoods and the State of Connecticut; education levels; company expansion plans and needs, etc. All data will be kept confidential.

         (c) Conference rooms are available on a first come basis free of charge to tenants. Notice 72 hours prior to intended usage is required. Tenants will be responsible for setting up and returning the room back to its previous condition prior to their usage. SPDC will continue to be responsible for scheduling of all rooms and reserves the right to intervene when, in SPDC's sole judgement, a tenant's excess usage impacts other tenants unfairly.

         (d) Upon proper authorization by tenant company management, tenant company employees are eligible to use certain Yale facilities and services for a fee. Yale Sterling Library cards can be issued without charge upon proper authorization. SPDC reserves the right to limit the number of Yale library and other cards issued to each company and reserves the right to terminate these services.

         (e) Tenants are required to pay all billed charges within 30 days from invoice date or they understand service is subject to cut-off until charges are paid in full.

         37. AMENDMENTS. Landlord reserves the right to alter and amend these Rules and Regulations from time to time.

                                    EXHIBIT G

                       LANDLORD'S CLEANING SPECIFICATIONS

                                    EXHIBIT H

         FORM OF NON-DISTURBANCE, SUBORDINATION AND ATTORNMENT AGREEMENT